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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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SERVICEMASTER GLOBAL HOLDINGS, INC.

150 Peabody Place
Memphis, TN 38103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2019

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ServiceMaster Global Holdings, Inc. will be held at the Marriott Milwaukee West Hotel, located at W 231 N 1600 Corporate Court, Waukesha, WI 53186, on Tuesday, April 30, 2019, at 2:00 p.m., local time, for the following purposes:

  1.
  To elect the three Class II directors named in the accompanying proxy statement to serve until the 2022 Annual Meeting of Stockholders.

  2.
  To hold a non-binding advisory vote approving executive compensation.

  3.
  To ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2019.

  4.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on March 7, 2019 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about March 21, 2019.

By Order of the Board of Directors,

Michael C. Bisignano
 Senior Vice President, General Counsel and Secretary

March 21, 2019

Whether or not you plan to attend the annual meeting, please vote by Internet or telephone at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting and personally cast your votes even if you vote by Internet or telephone or fill out and return a proxy card by mail. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2019:

The proxy statement and the 2018 annual report are available, free of charge, at http://www.proxyvote.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 30, 2019

i

SERVICEMASTER GLOBAL HOLDINGS, INC.

150 Peabody Place
Memphis, TN 38103

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What are the proxy materials?

        The accompanying proxy is delivered and solicited on behalf of the board of directors of ServiceMaster Global Holdings, Inc., a Delaware corporation (referred to as "ServiceMaster," the "Company," "we," "us," or "our"), in connection with the 2019 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Marriott Milwaukee West Hotel, located at W 231 N 1600 Corporate Court, Waukesha, WI 53186, on Tuesday, April 30, 2019, at 2:00 p.m., local time. We are first sending this proxy statement and the accompanying form of proxy to stockholders on or about March 21, 2019. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, our 2018 annual report to stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2018, and the proxy card or a voting instruction card for the Annual Meeting.

        All stockholders and beneficial owners may access the proxy materials, free of charge, at www.proxyvote.com or on our website, at www.servicemaster.com. If you would like to receive a paper copy of our proxy materials, free of charge, please write to ServiceMaster Global Holdings, Inc., c/o Secretary, 150 Peabody Place, Memphis, TN 38103.

What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1:	The election of the three nominees named in the proxy statement as Class II directors for a term expiring at the 2022 Annual Meeting of Stockholders.
•	Proposal 2:	A non-binding advisory vote approving executive compensation.
•	Proposal 3:	The ratification of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2019.
•	To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

How does the board of directors recommend I vote on these proposals?

•	Proposal 1:	"FOR" each of the nominees named in the proxy statement as Class II directors for a term expiring at the 2022 Annual Meeting of Stockholders.
•	Proposal 2:	"FOR" the non-binding advisory vote approving executive compensation.
•	Proposal 3:	"FOR" the ratification of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2019.

        At the discretion of the proxy holders, either FOR or AGAINST, any other matter or business that may properly come before the Annual Meeting.

        As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies in accordance with their judgment on those matters.

Who is entitled to vote at the Annual Meeting?

        The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 7, 2019. At the close of business on that date, we had 136,057,181 shares of common stock outstanding and entitled to be voted at the Annual Meeting held by two stockholders of record and approximately 34,000 beneficial stockholders. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.

        By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        Registered Stockholders.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Stockholders.    If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's, bank's, trustee's or other nominee's procedures for obtaining a legal proxy.

What votes are required to approve each of the proposals?

        Proposal 1, the nominees for Class II director will be elected by a majority of the votes cast with respect to such director nominee's election. On October 28, 2016, the board of directors amended and restated the Company's by-laws to provide for the election of directors by a majority of the votes cast, except in the case of contested elections. The "majority of votes cast" means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee's election. In accordance with our amended and restated by-laws, stockholders do not have the right to cumulate their votes for the election of directors.

        Proposal 2, the non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

        Proposal 3, the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte for 2019; however, the Audit Committee will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

How are broker non-votes and abstentions counted?

        The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked "ABSTAIN" will be counted as shares present for purposes of establishing a quorum. Brokers or nominees holding shares for a beneficial owner may only vote on routine matters on behalf of a beneficial owner that does not provide voting instructions for their shares. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and, therefore, does not vote on a non-routine matter. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters. Abstention and broker non-votes shall not be counted as votes cast with respect to a director nominee's election in Proposal 1. As to Proposals 2 and 3, shares represented by proxies that are marked "ABSTAIN" will have the effect of a vote against the proposal, while a broker non-vote will not have an effect on the outcome of any proposal other than Proposal 3. Only the ratification of the selection of Deloitte as our independent registered public accounting firm in Proposal 3 is considered a routine matter. Your broker will therefore not have discretion to vote on the "non-routine" matters set forth in Proposals 1 and 2 absent direction from you. It is, therefore, important that you vote your shares.

What happens if a director nominee does not get a majority vote?

        Following certification of the stockholder vote in an uncontested election, any incumbent director who did not receive a majority of the votes cast for his or her election shall promptly tender his or her resignation, contingent upon acceptance of such resignation by the board, to the Chairman of the board. The Chairman of the board shall inform the Nominating and Corporate Governance Committee of such tender of resignation, and the Nominating and Corporate Governance Committee shall consider such resignation and recommend to the board of directors whether to accept the tendered resignation or reject it or whether any other action should be taken. In deciding upon its recommendation, the Nominating and Corporate Governance Committee shall consider all relevant factors, including without limitation the qualifications of the director who has tendered his or her resignation and the director's contribution to the Company and the board. The board will act on the recommendation of the Nominating and Corporate Governance Committee no later than 90 days after the certification of the stockholder vote and disclose the decision by filing a Form 8-K with the SEC. The board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors that the board deems relevant.

Can I vote in person at the Annual Meeting?

        For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Computershare, you may vote your shares in person at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

        Space for the Annual Meeting is limited and admission will be granted on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver's license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of March 7, 2019, the record date, such as their most recent account statement reflecting their stock ownership prior to March 7, 2019, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

Can I vote by telephone or Internet?

        Stockholders of record with shares registered directly in their names with Computershare will be able to vote using the telephone and Internet. For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote by telephone or by the Internet, you do not need to send in a proxy card or voting instruction form. The deadline for telephone and Internet voting will be 11:59 p.m., Eastern Time, on April 29, 2018.

How will my proxy be voted?

        The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders who received a proxy by mail and choose to vote by mail are requested to complete, date and sign the accompanying proxy and promptly return it in the envelope provided. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein.

        Proxies will be voted as specified by the stockholders. Unless contrary instructions are specified by the stockholder on the proxy card, if the accompanying proxy card is executed and returned (and not revoked) before the Annual Meeting, the shares of the common stock of the Company represented thereby will be voted "FOR" election of the nominees listed in this Proxy Statement as directors of the Company, "FOR" the proposal regarding advisory vote approving executive compensation and "FOR" the ratification of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2019. A stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote in person at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

Who will count and certify the votes?

        Representatives of Broadridge Investor Communication Solutions, Inc. ("Broadridge") and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.

How can I make a proposal or make a nomination for director for next year's annual meeting?

        You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2020, the proposal or nomination must be received by us at our principal executive offices no later than November 22, 2019. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2020 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between January 1, 2020 and January 31, 2020 and comply with the other provisions of our amended and restated by-laws.

Who pays for the cost of proxy preparation and solicitation?

        The accompanying proxy is solicited by our board of directors. We have also retained the firm of Georgeson to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure and Director Independence

        Our board of directors is currently composed of seven directors. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We currently have two directors in Class I, three directors in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The terms of directors in Classes I, II and III end at the annual meetings in 2019, 2020 and 2021, as indicated below.

Director	Class
John B. Corness	Class I—Expiring 2021 Annual Meeting
Stephen J. Sedita	Class I—Expiring 2021 Annual Meeting
Laurie Ann Goldman	Class II—Expiring 2019 Annual Meeting
Steven B. Hochhauser	Class II—Expiring 2019 Annual Meeting
Nikhil M. Varty	Class II—Expiring 2019 Annual Meeting
Naren K. Gursahaney	Class III—Expiring 2020 Annual Meeting
Mark E. Tomkins*	Class III—Expiring 2020 Annual Meeting

* Chairman of the Board

        At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting. Laurie Ann Goldman, Steven B. Hochhauser and Nikhil M. Varty, our Class II directors, have been nominated for reelection at the Annual Meeting. See "Proposal 1—Election of Directors" below.

        The number of members on our board of directors may be fixed by resolution adopted from time to time by the board of directors. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. During 2018, Mr. Hochhauser was added as a new member of the board of directors. In connection with the spin-off of the American Home Shield business ("AHS") on October 1, 2018, on September 30, 2018, Peter L. Cella, William C. Cobb and Richard P. Fox resigned as members of our board of directors and were appointed to serve on the board of directors of frontdoor, inc., the parent company of AHS ("Frontdoor").

        Set forth below is biographical information as well as background information relating to each nominee's and continuing director's business experience, qualifications, attributes and skills and why the board of directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of March 21, 2019.

Nominees for Election to the Board of Directors in 2019

Class II—Nominees Whose Term Expires in 2019

Name	Age	Principal Occupation and Other Information
Laurie Ann Goldman	56	Ms. Goldman has served as one of our directors since December 2015. She was named chief executive officer of New Avon LLC, in January 2019. New Avon, LLC is a privately held company and is the leading social selling beauty company in North America, with independent sales representatives throughout the United States, Puerto Rico and Canada. Ms. Goldman is the founder and chief executive officer of LA Ventures, an investment and advisory firm for growth-oriented, consumer-facing businesses. From 2014 until 2019, she was a private investor and advisor. She serves on the board of directors of New Avon LLC, Guess? Inc., a contemporary apparel and related consumer products retailer, and Joe & The Juice Holding A/S, a private company with a chain of juice bars and coffee shops in North America, Europe, Asia and Australia. Ms. Goldman previously served on the board of directors of Francesca's Holdings Corporation, a women's clothing retailer. From 2002 until 2014, Ms. Goldman served as chief executive officer of Spanx, Inc., a women's undergarment and apparel company. Ms. Goldman brings significant brand management and multi-channel product and marketing experience, and her prior executive management expertise, along with her experience on public and private company boards, qualify her to serve on our board of directors.
Steven B. Hochhauser	57

Mr. Hochhauser has served as one of our directors since May 2018. Mr. Hochhauser, served as interim president of our American Home Shield business prior to its spin-off from March until May 2018. He has been a private investor since 2011. Since 2016, he has served as chairman of Ascensus Specialties LLC, a privatly held specialty chemicals company, and served as chief executive officer of Ascensus Specialties from 2016 until 2017. From 2012 until 2016 he was the lead director of Novolex, a privately held paper and plastic packaging company, and from 2013 until 2015, he was on the board of Argotec LLC, a privately held specialty plastic and films company. He is the former chairman and chief executive officer of Johns Manville. Mr. Hochhauser has held various executive positions at Ingersoll Rand, Honeywell and United Technologies. Mr. Hochhauser's knowledge of strategic planning and business operations, along with his leadership experience and prior board experience, qualify him to serve on our board of directors.

Name	Age	Principal Occupation and Other Information
Nikhil M. Varty	54

Mr. Varty has served as ServiceMaster's Chief Executive Officer and a director since July 2017. From 2012 until 2016, Mr. Varty served as president of the Americas and global vice president of mergers & acquisitions at WABCO Holdings Inc., a leading global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for the major manufacturers of commercial trucks, buses, trailers and passenger cars. From 2005 through 2012, Mr. Varty served as vice president and business unit leader for WABCO's compression & braking business unit in Brussels, Belgium. Mr. Varty's extensive business and management background and his prior experience leading and managing large, complex organizations qualify him to serve on our board of directors.

Continuing Members of the Board of Directors

Class III—Directors Whose Term Expires in 2020

Name	Age	Principal Occupation and Other Information
Naren K. Gursahaney	57	Mr. Gursahaney has served as one of our directors since December 2017. He has been a private investor since 2016. From 2012 until 2016, he served as president and chief executive officer, and a member of the board of directors, of The ADT Corporation, a leading provider of security and automation solutions for homes and businesses in the United States and Canada. From 2003 until 2012, he served in various executive positions at Tyco International Ltd. He currently serves on the board of directors of NextEra Energy, Inc. Mr. Gursahaney's extensive experience in operations, strategic planning and with large, global residential and commercial services companies, along with his board experience, qualify him to serve on our board of directors.
Mark E. Tomkins	63

Mr. Tomkins has served as one of our directors since June 2015 and as non-executive Chairman since May 2016. He has been a private investor since 2006. He currently serves on the boards of W. R. Grace & Co., a specialty chemical and specialty materials manufacturing and production company, and Klockner Pentaplast Group, a privately held plastic film and packaging manufacturer. From 2007 until 2014, he served on the board of Elevance Renewable Sciences Inc., a privately held renewable polymer and energy company, and from 2007 to 2012, he served on the board of CVR Energy, Inc., a petroleum refining and nitrogen fertilizer manufacturing company. From 2005 until 2006, Mr. Tomkins served as senior vice president and chief financial officer of Innovene, a petrochemical and oil refining company controlled by BP p.l.c. that is now part of the INEOS Group. Prior to Innovene, he served as chief financial officer of Vulcan Materials Company and Great Lakes Chemical (now Chemtura), and was vice president of finance and business development for the polymer and electonric materials division of Allied Signal (now Honeywell) and held several finance positions with Monsanto. Mr. Tomkins is a certified public accountant. Mr. Tomkins' financial, accounting and management expertise, along with his experience on other public and private company boards, qualify him to serve on our board of directors.

Class I—Nominees Whose Term Expires in 2021

Name	Age	Principal Occupation and Other Information
John B. Corness	64	Mr. Corness has served as one of our directors since July 2016. He has been a private investor and advisor since 2013. From 1999 until 2013, Mr. Corness was employed by Polaris Industries, Inc., a leading manufacturer of recreational and utility vehicles, where he held various positions including vice president of human resources. Previously, he served in various human resources positions at General Electric, Maple Leaf Foods Canada and TransAlta Resources. From 2013 until 2018 he owned Corness Associates, a consulting firm focused on succession planning, leadership development and HR strategy. His strength in identifying and creating strong leadership teams, and his knowledge of executive succession planning and compensation practices and plans for public company executive officers, qualify him to serve on our board of directors.
Stephen J. Sedita	67

Mr. Sedita has served as one of our directors since December 2013. From 2008 until he retired in 2011, Mr. Sedita served as the chief financial officer and vice president of GE Home & Business Solutions, a business of General Electric Company. From 2007 until 2008, Mr. Sedita served as chief financial officer and vice president of GE Aviation. From 2005 until 2007, Mr. Sedita was vice president and chief financial officer of GE Industrial Sector, a portfolio of electrical product, systems and plastics businesses. Prior to GE Industrial Sector, he served as chief financial officer of GE Consumer & Industrial, GE Appliances and GE Plastics. From 1995 until 2016, he served on the board of Controladora Mabe, S.A. de C.V., and also served on the boards of Camco Inc. and Momentive Performance Materials Holdings Inc. Mr. Sedita's extensive business and financial background and his prior board service experience qualify him to serve on our board of directors.

Director Independence

        Our board of directors has determined, after considering all of the relevant facts and circumstances, that Ms. Goldman and Messrs. Corness, Gursahaney, Hochhauser, Tomkins and Sedita are "independent" as defined under New York Stock Exchange ("NYSE") listing standards. In making its determination of director independence, our board of directors considers the NYSE listing standards and all relevant facts and circumstances, including ensuring that the following categories of relationships between a director and our Company are evaluated:

  •
  employment of a director or a director's immediate family member by, a director's position as a director with, or direct or indirect ownership by a director or a director's immediate family member of a 10 percent or greater equity interest in, another company or organization that made payments to, or received payments from, our Company or any of our subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or two percent of such other company's consolidated gross revenues; and

  •
  a relationship of a director or a director's immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which our Company or any of our subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than the greater of $100,000 or two percent of such charitable organization's consolidated gross revenues.

        No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with our Company or our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company or any of our subsidiaries). Our board of directors assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent. To assist the board of directors in making its independence assessment, each year members of our board of directors complete responses to a questionnaire, which requires disclosure of each director's and his or her immediate family's relationships to the Company, as well as any potential conflicts of interest and other matters. From March until May 2018, Mr. Hochhauser served as interim president of AHS prior to its spin-off and received payments totaling $250,000 for such service. The Board determined, after considering all of the relevant facts and circumstances, that Mr. Hochhauser was independent as defined under NYSE listing standards. Other than Mr. Hochhauser's payment for serving as interim president of AHS, there were no related-party or conflicts of interest transactions between the Company and any of our independent directors that require disclosure under SEC rules.

Board Leadership Structure

        Our board of directors is currently led by our non-executive Chairman, Mr. Tomkins. As stated in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the company at a given point in time. The board believes this governance structure currently promotes a balance between the board's independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Meetings of the Board of Directors and Attendance at the Annual Meeting

        Our board of directors held 15 meetings during the fiscal year ended December 31, 2018. Each of our incumbent directors attended at least 75 percent of the total number of meetings of the board and any committees of which he or she was a member in 2018. Directors are encouraged to attend our annual meetings. All of the directors serving on the board at the time attended the 2018 Annual Meeting, except for Ms. Goldman who could not attend due to a conflicting family event.

Executive Sessions

        Executive sessions, which are meetings of the independent directors, are regularly scheduled throughout the year. Since Mr. Tomkins' appointment as non-executive Chairman in May 2016, he has presided over the executive sessions. The committees of the board, as described more fully below, also meet regularly in executive session.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at www.servicemaster.com/company/about/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines.

Code of Conduct and Financial Code of Ethics

        We have a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and employees, including the primary financial officer of each of our business units and the Treasurer. We also have a Code of Conduct that applies to all of our directors, officers and employees. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Conduct is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, by posting such information on our website at www.servicemaster.com/company/about/corporate-governance.

Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

        In accordance with the Sarbanes-Oxley Act, our Audit Committee has adopted procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Board Committees

        Our board of directors maintains an Audit Committee, a Compensation Committee, an Environmental, Health and Safety Committee and a Nominating and Corporate Governance Committee. Each of these committees is comprised entirely of independent directors. Below is a brief description of our committees. The following table shows the committee members as of December 31, 2018, and the number of meetings held during 2018.

Director	Audit	Compensation	Nominating & Corporate Governance	Environmental, Health & Safety
John B. Corness	X	X*	X	X
Laurie Ann Goldman	X	X	X	X
Naren K. Gursahaney	X	X	X*	X
Steven B. Hochhauser	X	X	X	X
Stephen J. Sedita	X	X	X	X*
Mark E. Tomkins	X*	X	X	X
Nikhil M. Varty(1)
Number of Meetings in 2018	9	6	3	4

X=
Committee Member as of December 31, 2018; * = Chair

(1)
As CEO, Mr. Varty attends each of the committee meetings as invited, but he is not a member of the committees.

Audit Committee

        Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Audit Committee are Messrs. Tomkins (Chair), Corness, Gursahaney, Hochhauser and Sedita and Ms. Goldman. Our board of directors has designated each of Messrs. Tomkins, Gursahaney and Sedita as "audit committee financial experts," and each member of the Audit Committee has been determined to be "financially literate" under the NYSE rules. Our board of directors has also determined that each member of the Audit Committee is "independent" as defined under NYSE and Exchange Act rules and regulations.

Compensation Committee

        Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the CEO), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. Our Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Compensation Committee are Messrs. Corness (Chair), Gursahaney, Hochhauser, Sedita and Tomkins and Ms. Goldman. Our board of directors determined that each member of the Compensation Committee is "independent" as defined under NYSE listing standards. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2018, the committee engaged Semler Brossy Consulting Group, LLC ("Semler Brossy") to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the company's compensation program for its senior executive officers, including the named executive officers and non-employee directors. The Compensation Committee performed an assessment of Semler Brossy's independence to determine whether the consultant is independent, taking into account Semler Brossy's executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that the firm's work has not raised any conflict of interest and the firm is independent.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors corporate governance guidelines that are applicable to us and overseeing board of directors evaluations. The charter of our Nominating and Corporate Governance Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Nominating and Corporate Governance Committee are Messrs. Gursahaney (Chair), Corness, Hochhauser, Sedita and Tomkins and Ms. Goldman. Our board of directors determined that each member of the Nominating and Corporate Governance Committee is "independent" as defined under NYSE listing standards.

Environmental, Health and Safety Committee

        Our Environmental, Health and Safety Committee is responsible, among its other duties and responsibilities, for reviewing the status of the Company's policies and practices concerning environmental, health and safety matters, including processes to manage environmental, health and safety risk and ensure compliance with applicable laws and regulations; reviewing and monitoring the Company's environmental, health and safety risk assessments, performance, strategies, training and resources; and providing input to the Company on the management of current and emerging environmental, health and safety regulations and issues. The charter of our Environmental, Health and Safety Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Environmental, Health and Safety Committee are Messrs. Sedita (Chair), Corness, Gursahaney, Hochhauser and Tomkins and Ms. Goldman. Our board of directors determined that each member of the Environmental, Health and Safety Committee is "independent" as defined under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

        Messrs. Corness, Cella, Cobb, Gursahaney, Hochhauser, Sedita and Tomkins and Ms. Goldman served on the Compensation Committee in 2018. During 2018, Mr. Hochhauser served as interim president of AHS prior to its spin-off from March until May 2018. He was appointed to the board of directors in May 2018 and as a member of the Compensation Committee in October 2018. No other member of the Compensation Committee was at any time an officer or employee of ServiceMaster or any of our subsidiaries nor was any such person a former officer of ServiceMaster or any one of our subsidiaries. For 2018, there were no related-party or conflicts of interest transactions between the Company and any of our Compensation Committee members that require disclosure under SEC rules.

Selection of Nominees for Election to the Board

        Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and select, or recommend that the board select, board candidates who the Nominating and Corporate Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Corporate Governance Committee considers the board's current composition, including expertise, diversity and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with healthcare, operations, finance or marketing or other fields which will complement the talents of the other board members; factors that promote diversity of views and experience such as gender, race, national origin, age and sexual orientation; willingness and capability to take the time to actively participate in board and committee meetings and related activities; ability to work professionally and effectively with other board members and the Company's management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

        In identifying candidates for election to the board of directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: ServiceMaster Global Holdings, Inc., c/o Secretary, 150 Peabody Place, Memphis, TN 38103. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board of directors.

Stockholder Engagement

        We expect all of our directors to attend our annual meetings of stockholders and be available to answer questions from stockholders at the meetings. Between meetings, we expect our CEO and our Senior Vice President and Chief Financial Officer, to engage with stockholders on a regular basis at industry and financial conferences, road shows and one-on-one meetings. Mr. Tomkins, our non-executive Chairman, is also available to meet with stockholders on matters that they believe are better addressed by an independent director.

Communications with the Board

        Any stockholder or interested party who wishes to communicate with our board of directors as a whole, the independent directors, our Chairman or any individual member of the board or any committee of the board may write to or email the Company at: ServiceMaster Global Holdings, Inc., c/o Assistant Secretary, 150 Peabody Place, Memphis, TN 38103 or Board_of_Directors@servicemaster.com.

        The board has designated the Company's Assistant Secretary as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. The Assistant Secretary may communicate with the sender for any clarification. In addition, the Assistant Secretary will promptly forward to the chair of the Audit Committee and the Company's General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Assistant Secretary to be potentially material to the Company. As an initial matter, the Assistant Secretary will determine whether the communication is a proper communication for the board. The Assistant Secretary will not forward to the board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Assistant Secretary to be immaterial to the Company.

        Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Risk Oversight

        Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies. The full board of directors has primary responsibility for evaluating strategic and operational risk management and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure, and meets regularly with our chief legal and compliance officers. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full board of directors regarding these and other matters.

Director Compensation

2018 Cash and Equity Retainers

        Members of the board of directors who are not employed by us are entitled to receive an annual retainer of $200,000, of which $80,000 is payable in cash and the other $120,000 payable in stock. Effective as of March 22, 2018, the equity awards will consist of a grant of shares of common stock on the date of the Annual Meeting, or the date of the director's appointment to the board of directors if thereafter. Each director may elect to defer the receipt of the shares of common stock as Deferred Stock Equivalents ("DSEs") to a point in the future, including the time at which the individual is no longer a member of the board, subject to the terms of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the "Omnibus Incentive Plan"). In addition to the amounts described above, the non-executive Chairman will receive an additional annual cash retainer of $50,000 and an extra $100,000 award of stock. The chairpersons of the Audit Committee and the Compensation Committee will each receive an additional annual cash retainer of $20,000, and the chairpersons of the Nominating and Corporate Governance Committee and the Environmental, Health and Safety Committee will each receive an additional annual cash retainer of $10,000. All of our directors were reimbursed for reasonable expenses incurred in connection with attending board of directors meetings and committee meetings.

        As part of its annual review of director compensation, the Compensation Committee asked our independent compensation consultant to review our pay practices relative to peers. We found that pay levels for our directors and non-executive Chairman are in-line with peer medians and we continue to believe that our compensation structure properly rewards our non-employee directors.

2018 Director Compensation Table

        This table shows the compensation that each non-employee director received for his or her board and committee chair service in 2018. Amounts reflect partial year board service for Messrs. Cella, Cobb, Fox and Hochhauser and Ms. DeVard.

Name of Director(1)	Fees Earned or Paid in Cash(2)		Stock Awards(3)		All Other Compensation(4)		Total
Peter L. Cella	$60,000		$120,000				$180,000
William C. Cobb	$38,242		$125,291				$163,533
John B. Corness	$100,000		$120,000		$25,000	(5)	$245,000
Jerri L. DeVard(1)	$20,000						$20,000
Richard P. Fox	$75,000		$120,000				$195,000
Naren K. Gursahaney	$82,500		$120,000		$1,112		$203,612
Laurie Ann Goldman	$80,000		$120,000				$200,000
Steven B. Hochhauser	$46,594		$107,537		$250,934	(6)	$405,065
Mark E. Tomkins	$142,500	(2)	$220,000	(3)	$844		$363,344
Stephen J. Sedita	$90,000		$120,000				$210,000

(1)
Fees paid to Messrs. Cella, Cobb and Fox is for service on the board through September 30, 2018; they were appointed to the frontdoor, inc. board on October 1, 2018 upon the spin-off of AHS. Annual cash fees for these former directors reflect payments for their service through September 30, 2018. Ms. DeVard resigned from the board on January 9, 2018 and received a quarterly payment for the cash board retainer.

(2)
Total of cash fees paid for annual board retainer and committee chair retainer. Prorated from the time of their appointment to the board or committee chair. The annual cash retainer for board fees for 2018 is $80,000, with Mr. Tomkins receiving $130,000 as Chairman of the board.

(3)
The amounts in this column reflect the grant date value of the award of common stock (rounded up to one full share if necessary) for annual board retainer. Mr. Cobb received a prorated stock award from the time of his appointment to the board in April 2018, then received then received the annual retainer grant at the annual meeting of stockholders later in April. Mr. Hochhauser received an award prorated from his appointment to the board in June 2018 through the remainder of the board year. Messrs. Cella, Cobb, Corness, Gursahaney, Hochhauser and Sedita elected to defer the receipt of the shares until a date in the future. These awards are now denominated as DSEs. DSEs for Messrs. Cella and Cobb were converted to DSEs of Frontdoor upon their move to the Frontdoor board of directors. The stock awards were based on the grant date fair value of $34.04 per share for the prorated award for Mr. Cobb in April 2018 (now 155 Frontdoor shares delivered as DSEs); $34.52 per share for Messrs. Cella and Cobb (now 3,518 Frontdoor shares deferred as DSEs): $34.52 per share for Messrs. Corness, Gursahaney and Sedita (3,476 shares deferred as DSEs); $34.52 per share for Ms. Goldman and Mr. Fox (2,354 shares); $34.52 per share for Mr. Tomkins (4,316 shares); and $38.69 per share for the prorated grant for Mr. Hochhauser in June 2018 (2,779 shares deferred as DSEs). The number of DSEs were adjusted to reflect the dividend paid as the spin-off of AHS. All shares delivered to directors received a dividend of one share of frontdoor, inc. stock for each two shares of ServiceMaster stock held. DSEs were adjusted into the stock of the company on whose board the director sits with the intent to provide value equal to the value immediately prior to the spin-off.

(4)
The numbers in this column, unless otherwise noted, reflect imputed income (and tax gross-up) for spousal travel to a Company-sponsored function.

(5)
Mr. Corness received an additional $25,000 payment for his efforts in the search and hire of the CEO of American Home Shield, in preparation for the spin-off of AHS.

(6)
Mr. Hochhauser received compensation from the Company ($250,000) through a consulting agreement prior to his appointment to the board. He served as the interim President of AHS following the resignation of the prior President and the hire of the new President and CEO. His number also includes $934 for spousal travel, including tax gross-up, to a Company sponsored function.

Stock Ownership Guidelines for Directors

        The board of directors has adopted stock ownership guidelines for members of the board of directors and for executive officers of the Company. The board believes that setting these ownership guidelines will enhance directors' and executive officers' alignment with other stockholders. The Compensation Committee reviews director and executive officer stock ownership levels on an annual basis. The guidelines for executive officers are discussed below in the Compensation Discussion and Analysis.

        Members of the board of directors are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is $80,000, resulting in a current expectation to hold stock valued at $400,000. Directors will have a period of five years from February 2015 or their appointment to the board, whichever is later, to meet the ownership guidelines. All directors subject to the stock ownership guidelines are on track to meet their stock ownership level within the five-year period.

Certain Securities Transactions

  Short Selling

        Our board of directors has adopted a policy that prohibits our directors, executive officers and all other employees from short sales and transactions in puts and calls of the Company's securities. Short sales of securities of the Company evidence an expectation on the part of the seller that such securities will decline in value and signal to the market an absence of confidence in the short-term prospects of the Company. Short sales may also reduce the seller's incentive to improve the performance of the Company.

  Pledges and Hedges

        In addition, the adopted policy prohibits any of our directors, executive officers and all other employees from engaging in hedging transactions in the Company's securities. Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company's other stockholders.

EXECUTIVE OFFICERS

        The following table sets forth information about our executive officers as of March 21, 2019.

Name	Age	Present Positions	First Became an Executive Officer
Nikhil M. Varty	54	Chief Executive Officer & Director	2017
Anthony D. DiLucente	60	Senior Vice President & Chief Financial Officer	2017
Michael C. Bisignano	47	Senior Vice President, General Counsel & Secretary	2018
David M. Dart	49	Senior Vice President, Human Resources	2018
Pratip Dastidar	56	Senior Vice President & Chief Transformation Officer	2018
Dion Persson	58	Senior Vice President, Business Development	2018
Matthew J. Stevenson	41	President, Terminix Residential	2018
Mary Kay Wegner	51	President, ServiceMaster Brands	2013

        Nikhil M. Varty has served as ServiceMaster's Chief Executive Officer and a director since July 2017. From 2012 until 2016, Mr. Varty served as president of the Americas and global vice president of mergers & acquisitions at WABCO Holdings Inc., a leading global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for the major manufacturers of commercial trucks, buses, trailers and passenger cars. From 2005 through 2012, Mr. Varty served as vice president and business unit leader for WABCO's compression & braking business unit in Brussels, Belgium.

        Anthony D. DiLucente has served as ServiceMaster's Senior Vice President and Chief Financial Officer since February 25, 2017. Mr. DiLucente joined ServiceMaster as Senior Vice President on January 17, 2017. From April 2011 until January 2017, he served as executive vice president and chief financial officer of HDT Global, a comprehensive provider of mobility solutions for military and government applications. He previously held financial leadership positions with Sun Capital Partners, Inc., Masonite Inc., Johns Manville and Honeywell International, Inc. Mr. DiLucente served as executive vice president and chief financial officer of Masonite Inc. when on March 16, 2009 Masonite Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code and made a similar filing in Canada.

        Michael C. Bisignano has served as Senior Vice President, General Counsel and Secretary since October 2018. From 2015 until 2018, Mr. Bisignano served as executive vice president, general counsel and secretary of CA Technologies, a leading global technology company. From 2010 until 2015, he served as senior vice president, general counsel and corporate secretary for Blackboard Inc., a multinational technology company. He previously held positions at Online Resources Corporation, Arbros Communications and with the law firm Milbank, Tweed, Hadley & McCoy.

        David M. Dart has served as Senior Vice President, Human Resources since August 2018. From 2016 until 2018, he served as senior vice president and chief human resources officer of Veritas Technologies, a global enterprise software company. From 2014 until 2016 he served vice president of human resources for the specialty materials division of Celanese. Previously, he held positions at Ecolab, Bissell, ConAgra Foods and Amgen.

        Pratip Dastidar has served as Senior Vice President and Chief Transformation Officer since December 2017. From 2015 until 2017, he led process innovation that helped operational scale-up at Salesforce.com. He previously held positions at HP, Amazon, Applied Materials, WABCO, United Technologies Carrier and Honeywell Aerospace.

        Dion Persson has served as Senior Vice President, Business Development since September 2017. From 2011 until 2016 he served as vice president of strategy and analytics for Ingersoll Rand, a leading global provider of products, services and solutions. Mr. Persson has also held leadership roles at Johns Manville, a Berkshire Hathaway company, including senior vice president and general counsel, head of human resources and business leader for the company's global fiberglass business.

        Matthew J. Stevenson has served as President, Terminix Residential since October 2017. From March 2016 until October 2017, he served as president and general manager of Meritor WABCO, a joint venture between Meritor, Inc. and WABCO Holdings Inc. focused on the application and delivery of WABCO's braking and safety systems, electronic suspension control and air management products. From 2013 until 2016, Mr. Stevenson served in a variety of executive sales, marketing and operations roles at Bridgestone Americas, Inc., the largest tire producer in the world.

        Mary Kay Wegner has served as President, ServiceMaster Brands (formerly our Franchise Services Group) since November 2016. From February 2016 until November 2016, she served as Senior Vice President, Service and Operations, Terminix. Ms. Wegner joined ServiceMaster in April 2010 and served as Senior Vice President, Supply Management from July 2013 until February 2016, and as Vice President, Fleet from April 2010 until July 2013. From 2009 until 2010, Ms. Wegner served as the executive in charge of North American fleet operations for Coca-Cola Enterprises, where she was responsible for policy, process and operational performance across the United States and Canada.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the material elements of our 2018 executive compensation program and the principles underlying our executive compensation policies and decisions. In addition, in this section, we provide information regarding the compensation paid to each individual who served in the capacity as principal executive officer (CEO) or principal financial officer (CFO) during 2018 and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as such as of the end of our most recent fiscal year, collectively referred to as our Named Executive Officers ("NEOs"). We have also included compensation data for one former executive officer, who, by virtue of his compensation, would have been designated as a NEO. This former executive officer is the President and Chief Executive officer of Frontdoor, which was spun out of ServiceMaster into a separate, publicly traded company on October 1, 2018. For fiscal 2018 our NEOs are as follows:

  •
  Nikhil M. Varty, Chief Executive Officer;

  •
  Anthony D. DiLucente, Senior Vice President and Chief Financial Officer;

  •
  Dion Persson, Senior Vice President, Business Development;

  •
  Matthew J. Stevenson, President, Terminix Residential;

  •
  Mary Kay Wegner, President, ServiceMaster Brands; and

  •
  Rexford J. Tibbens, President and Chief Executive Officer, Frontdoor.

Highlights

  Company Structure

  •
  The Company completed a successful spin-off of Frontdoor as a separate, publicly traded company on October 1, 2018.

  •
  We launched an independent Terminix Commercial business and acquired companies, including Copesan and Cooper giving the Company a stronger presence in the commercial, urban and national accounts markets.

  •
  The Franchise Services Group was renamed ServiceMaster Brands, reflecting an enhanced focus on potential and growth.

  •
  The Company's transformation office has facilitated the partnership with salesforce.com to implement a new operating system platform. This partnership is expected to improve customer experience, empower frontline employees and deliver significant growth.

  Business Performance

  •
  The financial performance of the Company demonstrated improvement over the prior year Adjusted EBITDA and revenue. However, financial performance in 2018 did not fully meet target objectives for Adjusted EBITDA in the Annual Incentive Plan. Details of the financial performance of the Company are available in Item 8 of the Company's Annual Report on

    Form 10-K for the year ended December 31, 2018 ("2018 Form 10-K"). Please see the narrative in the "Annual Incentive Plan" section below for more detailed information on this subject.

Metric	2018 Target Performance	2018 Actual Achievement
Adjusted EBITDA	$654 million	$622 million	(1)
Revenue	$2,854 million	$2,879 million

(1)
The $622 million of Adjusted EBITDA is comprised of $398 million of Adjusted EBITDA reported in our 2018 Form 10-K, plus $33 million in the dissynergies related to the spin-off of AHS, plus $191 million of Adjusted EBITDA attributable to nine months of AHS performance.
  •
  After accounting for the impact of the Frontdoor stock dividend paid on October 1, 2018 (valued at $20.75 per share), the Company's stock price increased by 7.1 percent during 2018.

  Management Structure

  •
  Changes were made to our leadership structure during 2018. Mr. Tibbens was hired in May 2018 to lead AHS as it was being spun-off into a separate, publicly traded company. Mr. Stevenson previously led the Terminix business, but as the Company launched and separated the residential and commercial customer focus. Mr. Stevenson is now primarily focused on the growth and service capabilities of Terminix Residential. Other executive appointments included the hiring of Messers. Bisignano as Senior Vice President, General Counsel and Secretary and Dart as Senior Vice President, Human Resources. Messrs. Dastidar, Persson and Stevenson were designated as executive officers in 2018.

  Compensation Decisions

  •
  Base salaries of the NEOs were increased on a selective basis. In 2018, adjustments were made to salaries for Mr. DiLucente (3.5 percent increase) to better align his salary with internal peers and external benchmarks, Mr. Persson (12.5 percent increase) to recognize his significant role in the spin-off of Frontdoor and his ongoing role with the strategic focus and merger and acquisition activities of the Company, and Mr. Stevenson (20 percent increase) to reflect his leadership of the Company's largest business and to better align his salary with internal peers.

  •
  The Compensation Committee reviewed the target bonus opportunities for each of the NEOs and made no changes during 2018.

  •
  Long-term incentive ("LTI") awards were granted to NEOs comprised of nonqualified stock options and restricted stock units ("RSUs") in 2018 with approximately equal grant date values. For 2018, the Compensation Committee decided to replace Performance Share Units ("PSUs") with RSUs on a one-year basis due to the complexities in determining longer term financial goals within the context of the spin-off of AHS. Annual LTI grants approved during 2018 were consistent with target levels and prior year awards. The Compensation Committee has returned to the use of PSUs as part of the 2019 LTI Program.

  •
  The board of directors approved LTI awards for Mr. Tibbens upon his hire as CEO of AHS. Mr. Tibbens was hired with the intent that he become the President and CEO of Frontdoor after the spin-off from ServiceMaster. The LTI awards were intended to ensure a successful spin-off of AHS and were granted at competitive levels for a CEO of a company with a size and business focus similar to AHS. On May 15, 2018, Mr. Tibbens received two grants of RSUs, one that vests in equal installments on the first three anniversaries of the grant and the other that has vested or will vest in equal installments on February 18, 2019, February 18, 2020 and

    February 18, 2021. On May 15, 2018 he also received two stock option grants, one that vests in equal installments on the first four anniversaries of the grant and the other that has vested or will vest in equal installments on February 18, 2019, February 18, 2020, February 18, 2021 and February 18, 2022. These awards were converted to stock options and RSUs in Frontdoor as of October 1, 2018, the date of the spin-off of AHS.

  •
  The Compensation Committee approved an RSU award in October 2018 to Mr. Persson to recognize his efforts leading activities for the spin-off of Frontdoor since he joined the Company in September 2017 and for his leadership in developing the Company's long-term and merger and acquisition strategy.

Objectives of Our Compensation Program

        Our compensation plans for executive officers (including the NEOs) are designed to:

  •
  Attract, motivate and retain highly qualified executives;

  •
  Reward successful performance by the executives and us by linking a significant portion of compensation to financial and business results;

  •
  Align our executives' long-term interests with those of our stockholders through meaningful share ownership; and

  •
  Appropriately balance long-term and near-term incentive compensation so that near-term performance is not emphasized at the expense of long-term value creation.

Elements of Executive Compensation, including for NEOs

        To meet these objectives, our executive compensation program consists of the following:

  •
  Base salary, which is intended to attract and retain highly qualified executives and to recognize individual performance by the executive;

  •
  Annual cash incentive, which is intended to motivate each executive to achieve near-term Company (and, where applicable, business unit) performance goals while contributing to the attainment of long-term business objectives;

  •
  One-time awards (either cash or equity) for retention, promotion or extraordinary performance purposes from time to time;

  •
  Long-term equity incentives, which are intended to align executives' incentives with stockholder interests;

  •
  For 2018, LTI was delivered through a mix of stock options and RSUs due to the complexities related to the spin-off of AHS;

  •
  For 2019, LTI was delivered through a mix of stock options, RSUs and PSUs as described in the Long-Term Equity Awards section later in this document; and

  •
  Employee benefits, including retirement benefits, health and welfare benefits, perquisites, new hire bonuses and relocation benefits, which are intended to attract and retain qualified executives by ensuring that our benefit programs are competitive.

        The Compensation Committee determined a target mix of compensation delivered through the three core elements of base salary, annual cash incentive and LTI awards described above based on competitive market data and internal equity, ensuring that the total compensation is heavily weighted to performance-based elements. The target mix of compensation elements for Mr. Varty, the CEO, and an average mix for other NEOs are pictured below. The Other NEO Compensation Mix chart does not include compensation data for Mr. Tibbens as he was specifically hired to be the CEO of Frontdoor, with the mix of his compensation targeted at a CEO-level position.

        Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over near- and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded and motivates achievement of both annual goals and sustainable long-term performance.

Determination of Executive Compensation

Pay Decision Process

        The role of our Compensation Committee is to assist our board of directors in the discharge of its responsibilities relating to our executive compensation program. Our Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining base salaries and near-term and LTI awards.

        The Compensation Committee determines the CEO's compensation and discusses the approved compensation with the board of directors. Historically, in determining the CEO's compensation, the Compensation Committee has considered the following factors: (1) our operating and financial performance, (2) the competitive market data provided by Semler Brossy, our external compensation consultant, as presented to the Compensation Committee by our Senior Vice President, Human Resources in collaboration with Semler Brossy, (3) the assessment by the Compensation Committee of the CEO's individual performance with subsequent discussion with the full board of directors and (4) prevailing economic conditions. The CEO recommended to the Compensation Committee compensation for the other executive officers based on his assessment of each executive officer's area of responsibility, individual and business unit performance, overall contribution, the competitive market data provided by Semler Brossy and prevailing economic conditions. All aspects of compensation for our executive officers, including for the CEO, in fiscal year 2018 were approved by the Compensation Committee, and the Compensation Committee performs all functions described in this Compensation Discussion and Analysis as provided for in its charter.

        We believe that our executive compensation program must be attractive to compete in the market for executive talent and must support our growth strategy. As a result of this focus, we rely on competitive pay practices and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually by our Compensation Committee to determine what, if any, modifications should be considered.

Compensation Risk Assessment

        Management has assessed the Company's compensation plans and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, management has concluded that the Company's compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, near-term incentives and LTI awards in such a way as to not encourage excessive risk taking. Management's assessment of the plans was reviewed with the Compensation Committee.

Clawback Policy

        The board of directors has approved and implemented a clawback policy that provides the Compensation Committee with the discretion to claw back performance-based compensation in the event of a restatement of Company financial statements or misconduct. This policy was approved in February 2016 and became effective on a prospective basis.

Stock Ownership Guidelines for Executive Officers

        The board of directors has adopted stock ownership guidelines for executive officers of the Company. The board believes that setting these ownership guidelines will enhance executive officers'

alignment with other stockholders. The Compensation Committee will review executive officer stock ownership levels on an annual basis.

        The ownership guidelines for executive officers are based on a multiple of annual base salary with the CEO expected to own stock valued at six times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries. Until an executive officer meets these stock ownership guidelines, each executive officer is required to retain 50 percent of the shares obtained, net of the strike price and taxes, upon the exercise of stock options and vestings of other equity awards that are granted on or after February 18, 2018. Shares included in the ownership guideline calculation include shares owned by the executive, unvested RSUs and 25 percent of the in-the-money value of vested options.

Say-on-Pay

        The Compensation Committee considers the advisory vote from stockholders on executive compensation as an important input into the determination of the compensation program structure. The approval of the executive compensation program by more than 95 percent of the votes cast by stockholders in 2018 provides a further endorsement of our executive compensation program. The most significant change to the compensation structure during 2018 was the grant of RSUs, rather than PSUs, due to the complexities in determining longer-term financial goals within the context of the spin-off and financial separation of AHS. The annual grant of these LTI awards enables the Company to deliver compensation that is competitive with the external market, while aligning executives' interests with those of our stockholders. The Compensation Committee will continue to consider stockholder feedback as part of its decision-making process consistent with the Company's pay-for-performance philosophy. The Compensation Committee granted PSUs in 2019 in conjunction with stock options and RSUs to focus on Company performance and building shareholder value.

Peer Group

        In 2018, the Compensation Committee conducted their annual review of the peer group. After the review, the Committee removed one company and added one company to the existing peer group, to which we compare our NEOs' compensation. The Compensation Committee approved a list of 13 companies as our Peer Group. These companies are generally 0.3 to 3.0 times our revenue size, based on 2017 revenue figures.

        The peer companies are generally from the service industry and have a distributed business model. The Compensation Committee also considered the growth rates of the companies when selecting this group of companies. We review our Peer Group and may from time to time adjust the companies comprising the group to better reflect competitors in the industries in which we compete, companies with similar business models and companies that compete in our labor markets for talent. For 2018, the ADT Corporation was deleted from the group due to its being taken private at that time and Central Garden and Pet Company was added to our Peer Group, which consists of the following companies:

ABM Industries Incorporated	Rollins, Inc.
Central Garden and Pet Company	Service Corporation International
Chemed Corporation	Spectrum Brands Holdings, Inc.
Cintas Corporation	The Scotts Miracle Grow Company
Realogy Holdings Corp.	Waste Connections, Inc.
Rentokil Initial plc	Weight Watchers International, Inc.
Republic Services, Inc.

        As part of our review of competitive pay practices, we engaged Semler Brossy in 2018 to conduct a market review to determine whether executive officer total compensation opportunities were competitive. In determining 2018 executive compensation, the Compensation Committee relied on the Peer Group data provided by Semler Brossy for positions reported in the peer companies' respective proxy statements. A general survey of competitive market data for positions which were not reported in Peer Group proxy statements was provided by Aon Hewitt and was adjusted to mirror general market merit increases, as identified in market salary increase surveys sponsored by compensation consulting organizations. The survey data reflects companies in general industries with revenue sizes between $1 billion and $5 billion. The positions for which survey data was the primary source of competitive information include business unit presidents and the heads of Human Resources, Legal, Business Development and Information Technology functions. The Compensation Committee then evaluated base pay and annual bonuses for our executives as discussed below. Differences in total compensation generally reflect the relevant experience, expertise, tenure and performance of the individual executive officer within his or her role.

CEO Performance

        The Company negotiated salary, 2018 bonus and equity awards with Mr. Varty as part of his agreement to join the Company as CEO in July 2017. The Compensation Committee confirmed the salary, annual bonus and LTI awards detailed in Mr. Varty's employment agreement and reviewed performance for 2018, with a focus on actions taken to ensure a successful spin-off of AHS, highlighted by:

  (1)
  An eight percent increase in revenue;

  (2)
  A six percent increase in Adjusted EBITDA;

  (3)
  The successful spin-off of Frontdoor as an independent, publicly traded company; and

  (4)
  The launch of an independent Terminix Commercial business with acquisitions supporting the growth of that business.

        Key operational strategies that have enhanced the Company's ability to deliver solid performance on a consistent basis have been implemented and key initiatives have been undertaken in 2018, which should bear positive results in the future. The Compensation Committee did not adjust Mr. Varty's compensation package, but was pleased with Mr. Varty's performance in 2018 and with the initiatives launched and his vision for the Company.

Base Salary

        The Compensation Committee annually reviews the base salaries of our executive officers. The Compensation Committee may take into account numerous factors when making its determination including the NEO's experience relative to industry peers, competitive market data, time in his or her position, individual performance, future potential and leadership qualities.

        The following table sets forth information regarding the 2018 base salaries for our NEOs.

2018 Base Salary Table

Named Executive Officer	Base Salary as of January 1, 2018 ($)	Base Salary as of December 31, 2018 ($)	Aggregate Increase %
Nikhil M Varty	1,000,000	1,000,000	0%
Anthony D. DiLucente(1)	500,000	517,500	3.5%
Dion Persson(2)	400,000	450,000	12.5%
Matthew J. Stevenson(3)	375,000	450,000	20.0%
Mary Kay Wegner	425,000	425,000	0%
Rexford J. Tibbens	(4)	(4)	(4)

(1)
Mr. DiLucente's salary was increased on April 1, 2018 to better align his salary with internal peers and the external market. The salary was also intended to recognize significant contributions he has made to the realignment of the Company's Finance function, as well as his significant effort related to the spin-off of AHS.

(2)
Mr. Persson's salary was increased from $400,000 to $450,000 on November 1, 2018 to better align his salary with his responsibilities related to the development and implementation of the Company's strategy in addition to his management of activities related to the spin-off of AHS.

(3)
Mr. Stevenson's salary was increased from $375,000 to $450,000 on April 1, 2018 to better align his salary with internal peers and the external market. As the leader of the Company's largest business, he has had significant impact in the streamlining and improved efficiency of business unit operations.

(4)
Mr. Tibbens was hired on May 15, 2018 with a salary of $800,000, consistent with his employment agreement. Mr. Tibbens separated from the Company on October 1, 2018 with the role of President and CEO of Frontdoor. He did not receive a salary increase during 2018.

Annual Incentive Plan

        The Company administers the Annual Incentive Plan ("AIP"), our annual cash incentive program, which is designed to reward the achievement of specific pre-set financial results measured over one fiscal year (or, as applicable, a portion of a fiscal year) subject to the maximum amounts derived under the Executive Annual Bonus Plan ("EABP"). Stockholders of the Company approved the EABP at the 2015 Annual Meeting of Stockholders, providing for a maximum bonus that can be paid to any executive officer equal to one percent of Adjusted EBITDA. The Tax Cuts and Jobs Act of 2017 eliminated deductions under Section 162(m) of the Code rendering the EABP ineffective for its intended purpose. Although in place for the 2018 fiscal year, the Compensation Committee terminated the EABP effective as of February 18, 2019. For 2018, the AIP was measured over the 2018 calendar year results. Each participant was assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 60 percent of base salary to 100 percent of base salary. The specific target bonus for each NEO is listed in the table below:

Named Executive Officer	Target Bonus as a Percent of Salary
Nikhil M. Varty	100%
Anthony D. DiLucente	70%
Dion Persson	60%
Matthew J. Stevenson	65%
Mary Kay Wegner	65%
Rexford J. Tibbens	100%

Performance Measures

        To encourage our executive officers to focus on near-term Company (and, where applicable, business unit) goals and financial performance, incentives under the AIP are based on our performance with respect to the following measures and an individual performance evaluation, as determined by the Compensation Committee, at both a corporate consolidated and, where applicable, a business unit level:

  •
  Adjusted EBITDA;

  •
  Revenue; and

  •
  Customer count as measured by the change in the total customer count for Terminix, improvement in the customer count for AHS and the Net Promoter Score for Merry Maids. The measure for the corporate customer count is a revenue-weighted average of the business unit customer count measures.

        Adjusted EBITDA and revenue achievement metrics are discussed above on page 20.

        The performance measures above were selected as the most appropriate measures upon which to determine annual bonuses because they are the primary metrics that management believes build value in the Company. Additionally, these measures were selected to incentivize profitable growth, with a focus on enhancing the customer experience as measured by customer retention rate. All of the opportunity for payment under the AIP to our NEOs is based on these performance measures and individual performance.

        Payments under the AIP were also subject to the achievement of a minimum level of performance on the Adjusted EBITDA financial measure ("Adjusted EBITDA Threshold"). In order to earn any payment under the AIP, the Adjusted EBITDA Threshold had to be achieved at the corporate consolidated or, where applicable, business unit levels. The Adjusted EBITDA Threshold was exceeded by the Corporate organization, Terminix and ServiceMaster Brands, but was not met by AHS. Stockholders of the Company approved the EABP at the 2015 Annual Meeting of Stockholders, providing for a maximum bonus that can be paid to any executive officer equal to one percent of Adjusted EBITDA. As noted above, due to changes in the tax law the company has terminated the EABP. The corporate consolidated Adjusted EBITDA Threshold and business unit Adjusted EBITDA Thresholds applicable to the NEOs are set forth in the table below:

NEO	Performance Measure	Adjusted EBITDA Threshold ($ in 000s)	Adjusted EBITDA Actual ($ in 000s)
Nikhil M. Varty	ServiceMaster Adjusted EBITDA	616,000	622,000
Anthony D. DiLucente	ServiceMaster Adjusted EBITDA	616,000	622,000
Dion Persson	ServiceMaster Adjusted EBITDA	616,000	622,000
Matthew J. Stevenson	Terminix Adjusted EBITDA	325,000	333,000
Mary Kay Wegner	ServiceMaster Brands Adjusted EBITDA	84,000	89,000
Rexford J. Tibbens	American Home Shield Adjusted EBITDA	(1)	(1)

(1)
Mr. Tibbens' annual bonus payment for 2018 was guaranteed at 100 percent of his target bonus percent prorated for his service from May 15, 2018, his hire date, through September 30, 2018, the date prior to the spin-off of AHS, as provided for in his employment agreement.

Performance Targets and Weightings

        Performance targets are established by the Compensation Committee in the first quarter of each year and are based on expected performance in accordance with our, and where applicable, the business unit's, approved business plan for the year. In the event we and, where applicable, the business unit, achieve the performance targets specified in the table above, payout under the AIP would be 100 percent of a specified percentage of the executive's base salary. Performance below the target goal would result in below target payouts and performance above target goals would pay above target and be subject to any cap based on the EABP. The components and weightings of the performance measures are reviewed and determined annually by the Compensation Committee to reflect Company strategy. The Compensation Committee also considers an evaluation of the individual performance for each executive officer and may adjust the formulaic bonus calculation based on its evaluation, again subject to the maximum limits set under the EABP for 2018.

        The tables below provide information regarding the 2018 AIP for our participating NEOs, including the performance goals, the weight assigned to each performance goal and the payout as a percentage of the target bonus if the threshold or target performance goal is met. The performance goals and relative weightings reflect the Compensation Committee's objective of ensuring that a substantial amount of each NEO's total compensation is tied to applicable overall corporate and business unit performance.

2018 AIP Weighting, Threshold and Target Performance Goals

NEO	Target Bonus as a % of Salary	Organizational Weighting	Performance Weighting	Threshold ($ in 000s, except Customer Count)		Target ($ in 000s, except Customer Count)		% of Target Performance for Threshold Payout	% Payout with Threshold Performance
Nikhil M. Varty	100%	100% ServiceMaster	40% ServiceMaster Adjusted EBITDA	616,043		653,529		94%	50%
Anthony D. DiLucente	70%		40% ServiceMaster Revenue	2,654,703		2,854,370		93%	50%
Dion Persson	60%		20% ServiceMaster Customer Count	(1)		(1)		25%	50%
			40% Terminix Adjusted EBITDA	325,029		345,230		94%	50%
Matthew J. Stevenson	65%	100% Terminix	40% Terminix Revenue	1,541,484		1,641,789		94%	50%
			20% Terminix Customer Count	59 bps	(2)	235 bps	(2)	98%	50%
			50% ServiceMaster Brands Adjusted EBITDA	84,185		84,185		100%	100%
Mary Kay Wegner	65%	100% ServiceMaster Brands	40% ServiceMaster Brands Revenue	212,256		231,941		92%	50%
			10% Merry Maids NPS	25 bps	(2)	100 bps	(2)	98%	50%
			40% American Home Shield Adjusted EBITDA	206,607		223,893		92%	50%
Rexford J. Tibbens(3)	100%	100% American Home Shield	40% American Home Shield Revenue	899,438		978,740		92%	50%
			20% American Home Shield Customer Count	214 bps	(2)	857 bps	(2)	92%	50%

(1)
Customer Count threshold and target for Corporate Organizations are calculated as the revenue-weighted average of the Customer Count payouts for Terminix, AHS (through September 30, 2018) and ServiceMaster Brands.

(2)
Improvement in customer count is measured in basis points (1% = 100 basis points ("bps")).

(3)
Mr. Tibbens' payment under the AIP was guaranteed at 100% of his target bonus percent prorated for his time of service during 2018 through September 30, the day prior to the effective date of the spin-off of AHS.

        The "% of Target Performance for Threshold Payout" is equal to threshold performance (which is generally equal to the prior year's actual performance) divided by the current year's target goal. The payout levels for performance above threshold are generally based on a 10:1 ratio—for every one percent of achievement above threshold performance levels, the plan pays out ten additional percentage points of the targeted payout. We believe the 10:1 ratio to be an effective motivator to provide significant rewards for exceptional performance. The customer count metric is measured and rewarded using a different scale than the 10:1 ratio. The customer count metric is based on the basis point change year over year as defined in the annual operating plan. Threshold is set at 25 percent of the target change and will determine a payout of 25 percent of that portion of the total payout. The scale increases to a 100 percent payout at target and 150 percent at the stretch target, with interpolation between achievement and payout levels. The 2018 AIP target payout opportunity for each participating NEO was based on our review of Peer Group and survey data and the importance of the NEO's position relative to our overall financial success.

2018 AIP Performance

NEO	% of ServiceMaster Target Adjusted EBITDA Attained	% of ServiceMaster Target Revenue Attained	% of ServiceMaster Customer Retention Attained	Business Unit	% of Business Unit Target Adjusted EBITDA Attained	% of Business Unit Target Revenue Attained	% of Business Unit Target Customer Retention Attained	% of Target Bonus Earned
Nikhil M. Varty	95%	101%		Corporate	N/A	N/A	N/A	94%
Anthony D. DiLucente	95%	101%		Corporate	N/A	N/A	N/A	94%
Dion Persson	95%	101%		Corporate	N/A	N/A	N/A	94%
Matthew J. Stevenson	N/A	N/A	N/A	Terminix	96%	101%	99%	95%
Mary Kay Wegner	N/A	N/A	N/A	ServiceMaster Brands	106%	105%	100%	150%
Rexford J. Tibbens(1)	N/A	N/A	N/A	American Home Shield	85%	100%	99%	0%

(1)
Mr.Tibbens' annual bonus payment for 2018 performance was guaranteed at his target bonus percent of 100 percent, prorated for his service during 2018.

2018 AIP Payments

NEO	% of Salary Paid at Target Performance	Year-End Base Salary ($)	Target Award Opportunity ($)	Actual % of Target Awarded	Total Bonus Earned ($)
Nikhil M. Varty(1)	100%	1,000,000	1,000,000	89%	890,000
Anthony D. DiLucente(2)	70%	517,500	362,250	116%	419,123
Dion Persson(3)	60%	450,000	270,000	111%	300,375
Matthew J. Stevenson(4)	65%	450,000	292,500	105%	305,663
Mary Kay Wegner(5)	65%	425,000	276,250	104%	288,405
Rexford J. Tibbens(6)	100%	800,000	300,000	100%	300,000

(1)
Mr. Varty's annual incentive payment was below the calculated funding level as the Company fell short of internal financial goals. The Compensation Committee exercised its discretion and reduced the funding level for Corporate organizations to 89 percent of target levels from the calculated 94 percent achievement due to the adjustment for area wide events (hurricanes and large area disasters) as well as the underperformance of AHS for the first three quarters of the year. Consequently, the Compensation Committee determined Mr. Varty's annual incentive to be paid in line with the Corporate funding level.

(2)
Mr. DiLucente's annual incentive payment exceeded the calculated payout level as the Compensation Committee determined, based upon the CEO's recommendation, that his leadership and contributions focused on the spin-off of AHS and the internal streamlining of the Finance function, along with the CEO's evaluation of his individual performance, merited a higher level of payment.

(3)
Mr. Persson's annual incentive payment exceeded the calculated amount as the Compensation Committee determined, based upon the CEO's recommendation, that his leadership of the activities related to the spin-off of AHS, his role in developing the Company's strategy and his leadership in executing the Company's acquisition strategy, along with the CEO's evaluation of his individual performance, merited a higher level of annual incentive.

(4)
Mr. Stevenson's annual incentive payment exceeded the calculated amount as the Compensation Committee determined, based upon the CEO's recommendation, that the structural changes, streamlining of service delivery and heightened focus on the customer experience set the framework for improved performance, both near-term and longer-term at Terminix, along with the CEO's evaluation of his individual performance, merited a higher level of annual incentive.

(5)
The annual incentive funding level (116 percent) for the ServiceMaster Brands business was reduced from the calculated achievement level (150 percent) as the Compensation Committee exercised its discretion and reduced the funding level due to the adjustment for area wide events (hurricanes and large area disasters). Ms. Wegner's annual incentive payment was reduced based on the CEO's evaluation of her individual performance; however, her overall pyament was still above her target level.

(6)
Mr. Tibbens' annual bonus payment for 2018 performance was guaranteed at his target bonus percent of 100 percent of base salary, prorated from his hire date of May 15, 2018 through September 30, 2018, the date prior to the spin-off of AHS. His prorated salary paid for the period from his hire on May 15, 2018 through September 30, 2018 was $300,000.

Long-Term Equity Awards

        Our long-term equity incentive plans are designed to retain key executives and to align the interests of our executives with the achievement of sustainable long-term growth and performance. For 2018, to provide a long-term incentive component to the pay mix of executive officers, the Compensation Committee approved LTI awards comprised of both stock options and RSUs with each award having an equivalent grant date value (50 percent of total grant value delivered through stock options and 50 percent delivered through RSUs). Prior to 2018, the Company used an equity mix of 50 percent options and 50 percent PSUs. For 2018, the Compensation Committee decided to replace PSUs with RSUs on a one-time basis due to the complexities in determining longer term financial goals given the projected spin-off of AHS later in 2018. In 2019, the Compensation Committee returned to 50 percent PSUs combined with 30 percent options and 20 percent RSUs.

        The Compensation Committee periodically reviews the equity holdings of executive officers of the Company to ensure there are appropriate levels of ownership and incentive and retention value. The Compensation Committee also reviews competitive market practice regarding the awarding of LTI awards and, following its assessment during 2018 of our executives' stock holdings and future long-term incentive opportunity, the Compensation Committee approved a LTI strategy and subsequently approved awards for the NEOs. The 2018 equity awards are comprised of both stock options and RSUs, with equivalent grant date value. The specific size and value of the awards are detailed in the Summary Compensation and the Grants of Plan Based Award tables below. The Compensation Committee approved a RSU award in October 2018 to Mr. Persson to recognize his efforts leading activities for the spin-off of AHS and for his leadership in developing the Company's long-term and merger and acquisition strategy. Additionally, Mr. Tibbens received two grants of RSUs, one that vests in equal installments on the first three anniversaries of the grant and the other that has vested or will vest in equal installments on February 18, 2019, February 18, 2020 and February 18, 2021. He also received two stock option grants, one that vests in equal installments on the first four anniversaries of the grant and the other that has vested or will vest in equal installments on February 18, 2019, February 18, 2010, February 18, 2021 and February 18, 2022. These grants of RSUs and stock options were converted to RSUs and stock options in Frontdoor stock effective October 1, 2018. The terms and conditions of the grants remained the same as the original grants prior to the conversion.

        Stock options awarded are nonqualified stock options with vesting generally in equal installments on the first four anniversaries of the grant date. The exercise price of the stock options is the fair market value of the Company's common stock as defined in the Omnibus Incentive Plan. Stock option awards granted in February 2019, and options awarded in the future, will vest in equal installments on the first three anniversaries of the grant date.

        The RSU awards will generally vest in three equal installments on the first three anniversaries of the grant date. Effective July 31, 2018, PSUs previously granted to certain executive officers of the Company on February 22, 2016 and February 20, 2017 were cancelled by the Compensation Committee of the Board of Directors due to the complexities of adjusting such awards as a consequence of the planned spin-off of the AHS business and because the awards were tracking below payout threshold at the time of cancellation. The executive officers voluntarily agreed to the cancellation of these awards. The awards were cancelled for Mr. DiLucente and Ms. Wegner.

Double Trigger Vesting Upon Change In Control

        The Company has adopted "double trigger" vesting acceleration in the event of a change in control of the Company, effective for all equity awards granted on or after April 23, 2018. This "double trigger" vesting acceleration provision was already included in our stock option agreements, but the Compensation Committee's action includes this provision in all other stock awards. If the Compensation Committee reasonably determines prior to a change in control that an employee would receive an "Alternative Award" meeting the requirements of the Omnibus Incentive Plan; provided, however, that if within two years following a change in control, the employee's employment is involuntarily (other than for cause) terminated or the employee resigns with good reason, at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such employee shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the Alternative Award on the date of termination.

        On the October 1, 2018 effective date of the spin-off of AHS, LTI awards were adjusted to reflect the spin-off of AHS. All stock option grants were adjusted and concentrated in the company of employment immediately post-spin. Both the number of options and the exercise price, were adjusted to provide equivalent in-the-money value post-spin as existed immediately pre-spin. Holders of outstanding RSU awards were provided an election to concentrate their RSU awards into their company of employment post-spin or to receive RSUs in Frontdoor at the distribution rate of one Frontdoor RSU for each two ServiceMaster RSUs. Messrs. Varty, DiLucente and Stevenson elected to concentrate their RSUs into ServiceMaster RSUs, and consequently, their respective RSU awards, including the number of RSUs were adjusted to provide value equivalent to the pre-spin value. Mr. Persson and Ms. Wegner elected to receive RSUs of Frontdoor as well as maintaining their original number of RSUs in ServiceMaster, consistent with the terms of their existing RSU agreements. Mr. Tibbens' RSUs were concentrated into RSUs in Frontdoor as he holds the position of President and CEO of Frontdoor. All awards listed in the Summary Compensation, Grants of Plan Based Awards (2018), Outstanding Equity Awards at Fiscal Year End (2018), and Option Exercises and Stock Vested (2018) tables reflect the applicable adjustments related to the spin-off of Frontdoor to stock option and RSU awards. All awards, whether in ServiceMaster or Frontdoor retained the same terms and conditions, including the vesting terms, as the original ServiceMaster awards. Individual awards are detailed in the Grants of Plan Based Awards table below.

Omnibus Incentive Plan

        Our board of directors adopted and our stockholders approved the Omnibus Incentive Plan in 2015. Our directors, officers, employees and consultants are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; RSUs; performance RSUs; performance shares; PSUs; stock appreciation rights ("SARs"); dividend equivalents; deferred share units; and other stock-based awards.

        A total of 5,817,681 shares of our common stock remained available for issuance under the Omnibus Incentive Plan as of December 31, 2018. This figure represented approximately four percent of the shares of our common stock that were outstanding as of December 31, 2018. During any period that Section 162(m) of the Internal Revenue Code is applicable to us, (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,000,000; (2) a participant may receive a maximum of 1,000,000 performance shares, shares of performance-based restricted stock and performance-based RSUs in any year; and (3) the maximum value of performance units granted to a participant during any year may not exceed $10,000,000.

        We will continue to consider LTI awards under the Omnibus Incentive Plan on an ongoing basis to certain key employees, including our NEOs, in order to recognize outstanding performance, assumption of additional responsibilities, enhance retention or otherwise as the Compensation Committee may determine is in our best interest.

Employee Stock Purchase Plan

        The Employee Stock Purchase Plan ("ESPP") was approved by stockholders at the 2015 Annual Meeting in April 2015. A total of 1,000,000 shares was authorized by stockholders for issuance under the ESPP. Purchases under the ESPP were suspended in 2018 due to the pending spin-off of Frontdoor.

        The Compensation Committee amended the ESPP in February 2019 to allow for more frequent purchase periods and to change the allowed 10 percent discount to a company match of 10 percent of employee contributions. The authorized number of shares remaining in the ESPP (843,584) was not changed. The expiration date of the plan was not changed from April 27, 2025. We expect purchases under the amended ESPP period to begin in July 2019.

Retirement Benefits

        Employees, including the NEOs, are generally eligible to participate in the ServiceMaster Profit Sharing and Retirement Plan, as amended and restated, as it may be further amended from time to time (the "PSRP"). The PSRP is a tax qualified 401(k) defined contribution plan under which we may make discretionary matching contributions. Historically, we have provided for a matching contribution in the PSRP where employees receive a dollar for dollar match on the first one percent of their contributions, and then a $0.50 per dollar match on the next two percent to six percent contributed. Company matching contributions for the NEOs are set forth below in the All Other Compensation table.

        We also maintain the ServiceMaster Deferred Compensation Plan, as amended and restated, as it may be further amended from time to time (the "DCP"), which is a non-qualified deferred compensation plan designed to afford certain highly compensated employees (including the NEOs, executive officers and certain other employees) the opportunity to defer additional amounts of compensation on a pre-tax basis. Messrs. DiLucente and Stevenson contributed to the DCP during 2018.

Employee Benefits and Executive Perquisites

        We offer a variety of health and welfare programs to all eligible employees, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our employees, including medical and dental care coverage, life insurance coverage and short and long-term disability.

        We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions. The perquisites provided to our NEOs are memberships in social and professional clubs.

        Mr. Varty's employment agreement provided for corporate housing through July 2018 and the reimbursement of reasonable weekly commuting expenses between Detroit, Michigan and Memphis, Tennessee through July 2018.

        Our aircraft policy was amended in October 2018 to require the approval of the Chairman of the board of directors to approve personal use of the Company aircraft by the CEO. Prior to the amendment to the policy in October the CEO was required to reimburse us for personal use of the company aircraft exceeding 100 hours annually. Any amount so reimbursed to us would be applied to reduce the executive's taxable income arising from the personal use. If our CEO utilizes our aircraft for non-business reasons, the amount, included as All Other Compensation on the Summary Compensation Table below, is generally calculated under the income imputation rules established by the IRS for personal use of company aircraft. These rules require the cost of each flight to be estimated by applying published IRS per mile rates based on the size of the aircraft to the total miles flown. This method of calculation was affirmed by the Compensation Committee.

        Prior to the amendment to the policy in October, the CEO could approve the personal use of the company aircraft by other executive officers and directors as needed. During 2018, Mr. Tibbens was authorized to use the company aircraft or a limited basis in conjunction with his hiring and move from Seattle, Washington to Memphis, Tennessee.

Employment Arrangements

        We generally provide an executive with an offer letter prior to the time he or she joins the Company. The offer letter generally describes the basic terms of the executive's employment, including his or her start date, starting salary, AIP bonus target, special bonuses (if any), relocation benefits, severance benefits (if any), sign-on bonus (if any) and equity awards granted in connection with the commencement of his or her employment. The terms of the executive's employment are thereafter based on sustained good performance rather than contractual terms and our policies will apply as warranted. Under certain circumstances, we recognize that special arrangements with respect to an executive's employment may be necessary or desirable. In July 2017, we entered into an employment agreement with Mr. Varty setting forth the terms of his employment as our CEO. Please see the narrative following the table in "Grants of Plan Based Awards (2018)" and the "—Potential Payments Upon Termination or Change in Control" section for a description of the agreements with Messrs. Varty, Persson, Stevenson and Tibbens.

Post-Termination Compensation

        Messrs. DiLucente, Persson and Stevenson and Ms. Wegner are covered under our standard severance policy or practice as in effect at the time employment is terminated. The standard severance policy and the terms of the post termination arrangements between us and the other NEOs are described in detail below under the "—Potential Payments Upon Termination or Change in Control" section.

2019 Long-Term Incentive Awards

        In the first quarter of 2019, the Compensation Committee approved the grant of the equity awards set forth in the table below to our NEOs (weighted 50 percent PSUs, 30 percent stock options and 20 percent RSUs). The PSUs have a performance period of three years, 2019 through 2021, based on the achievement of cumulative adjusted earnings per share and cumulative revenue goals, with a modifier based on total shareholder return ("TSR") relative to companies in our peer group. Any payout earned under the PSU award will be settled in the first quarter of 2022. The stock options are scheduled to vest and become exercisable in equal installments on the first three anniversaries of the grant date, subject to the NEO's continued employment with the Company. The RSUs will vest in equal installments on the first three anniversaries of the grant date. After granting stock options and RSUs in 2018 due to the complexity of the then expected spin-off of AHS, the Compensation Committee decided to return to the use of PSUs to ensure executive officers alignment with specific performance goals that are expected to deliver increased shareholder value, while also providing significant reward opportunity for the executive officer.

Named Executive Officer	Number of PSUs	Number of Stock Options	Number of RSUs
Nikhil M. Varty	49,951	100,756	19,981
Anthony D. DiLucente	11,302	22,796	4,521
Dion Persson	7,493	15,114	2,998
Matthew J. Stevenson	8,742	17,633	3,497
Mary Kay Wegner	7,493	15,114	2,998

Compensation Committee Report

        The Company's Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis should be included in this Proxy Statement.

John B. Corness (Chair)
Laurie Ann Goldman
Naren K. Gursahaney
Steven B. Hochhauser
Stephen J. Sedita
Mark E. Tomkins

        This Compensation Committee Report is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Nikhil M. Varty	2018	1,000,000			1,750,038		1,750,002		890,000	136,769	5,526,809
Chief Executive Officer	2017	431,818	431,818		2,000,007		1,250,005		—	42,966	4,156,614
Anthony D. DiLucente	2018	513,125			450,018		450,016		419,123	10,336	1,842,618
Senior Vice President and Chief Financial Officer	2017	446,354			1,100,045		373,443		350,000	30,787	2,300,629
Dion Persson	2018	408,333			850,032		450,016		300,375	52,207	2,060,963
Senior Vice President, Business Development
Matthew J. Stevenson	2018	431,250			400,040		400,008		305,663	44,019	1,580,980
President, Terminix Residential
Mary Kay Wegner	2018	425,000			400,040		400,008		288,405	14,031	1,527,484
President, ServiceMaster Brands	2017	425,000			800,061		350,101		415,000	9,788	1,999,950
	2016	396,250	—		475,058		225,007		172,000	8,155	1,276,470
Rexford J. Tibbens	2018	300,000	300,000	(4)	1,625,068	(5)	1,625,022	(5)	—	73,213	3,923,303
President and CEO, frontdoor, inc.

(1)
The amounts in these columns reflect the aggregate grant date fair value of RSUs and stock options awarded. The assumptions used in the valuation of RSUs and stock option awards are disclosed in the Stock-Based Compensation footnote to the audited financial statements included in Item 8 of the 2018 Form 10-K.

(2)
Annual bonuses for 2018 were based on Adjusted EBITDA, revenue, customer count and other individual performance criteria approved by the Compensation Committee.

(3)
Amounts in this column for 2018 are detailed in the All Other Compensation (2018) table below.

(4)
Mr. Tibbens' annual bonus was guaranteed at his target payout level prorated for his service with the Company (May 15, 2018 - September 30, 2018). Information regarding his total compensation for 2018 can be found in the Form S-1 registration statement filed February 1, 2019 by Frontdoor.

(5)
The RSU and stock option awards were granted to Mr. Tibbens consistent with his employment agreement. The values listed are the fair value of the ServiceMaster awards at the time of the grants. These RSUs and stock options have been converted to RSUs and options of Frontdoor stock following the spin-off.

All Other Compensation (2018)

Named Executive Officer	Perquisites and Other Personal Benefits ($)		Relocation Expenses ($)	Company Paid Life Insurance Premiums ($)	Company Contributions to PSRP ($)(1)	Tax Payment(s) ($)(2)	Total ($)
Nikhil M. Varty	17,530	(3)(9)	66,276	338	9,625	43,000	136,769
Anthony D. DiLucente	226	(4)	—	338	9,625	147	10,336
Dion Persson	605	(5)	24,870	338	9,625	16,769	52,207
Matthew J. Stevenson	3,538	(6)	17,125	324	9,625	13,407	44,019
Mary Kay Wegner	2,538	(7)	—	338	9,625	1,530	14,031
Rexford J. Tibbens	12,164	(8)(9)	30,040	56	2,000	28,953	73,213

(1)
The PSRP is our tax-qualified retirement savings plan.

(2)
The numbers disclosed in this column reflect the tax gross-up for relocation expenses consistent with the Company's relocation policy relating to the hire of Messrs. Varty, Persson, Stevenson and Tibbens and the tax gross-up for the non-business use of the company aircraft or commercial airlines by nonemployees, including spouses, for Ms. Wegner and Mr. Tibbens.

(3)
Mr. Varty's number includes the use of the corporate aircraft for business entertainment ($10,700) and reimbursement for use of commercial airlines ($6,830) for commuting between Detroit and Memphis.

(4)
Mr. DiLucente's number includes reimbursement for use of commercial airlines for non-business reasons between Cleveland and Memphis.

(5)
Mr. Persson's number includes reimbursement for use of commercial airlines for non-business reasons between San Francisco and Memphis.

(6)
Mr. Stevenson's number includes reimbursement for use of commercial airlines for commuting between Detroit and Memphis.

(7)
Ms. Wegner's number includes income for use of commercial airlines for an accompanying non-employee guest traveling to a business function.

(8)
Mr. Tibbens' number includes non-business use of the corporate aircraft, including travel for his spouse, related to his move to Memphis from Seattle ($11,821) and reimbursement for use of commercial airlines ($343) traveling from Seattle to Memphis.

(9)
The incremental cost of the use of the Company aircraft included in the table above is calculated based on the variable operating costs to ServiceMaster, including fuel costs, mileage, trip related maintenance, universal weather monitoring costs, on board catering, lamp/ramp fees and other miscellaneous variable costs based on occupied seat hours. Fixed costs, which do not change based on usage, such as pilot salaries, depreciation and the cost of maintenance not related to trips are excluded. The compensation for personal use of the Company aircraft calculated based on the variable operating costs incurred is typically greater than the amount calculated under the income imputation rules established by the IRS for personal use of company aircraft. The aggregate cost of other perquisites and personal benefits is measured on the basis of the actual cost to the Company.

Grants of Plan Based Awards (2018)

        The amounts listed in the table below in the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the potential 2018 earnings under the AIP, which is a non-equity incentive plan. The threshold amount is the minimum earned amount if threshold performance is attained for all performance measures. The maximum payout under the plan is the amount calculated under the EABP. For 2018, the maximum is $6.22 million. As noted above, the Compensation Committee terminated the EABP on February 18, 2019. Additional information is discussed in "Compensation Discussion and Analysis—Annual Incentive Plan" above. All stock option and RSU awards listed reflect the adjustment resulting from the spin-off of AHS. Additional detail is provided in "Compensation Discussion and Analysis—Long-Term Equity Awards" above.

							All Other Option Awards: Number of Securities Underlying Options (#)(3)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(2)(3)
									Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(8)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)
Nikhil M. Varty	N/A	500,000	1,000,000	6,220,000
	2/18/2018				47,216					1,750,038
	2/18/2018						145,459		37.07	1,750,002
Anthony D. DiLucente	N/A	181,125	362,250	6,220,000
	2/18/2018				12,141					450,018
	2/18/2018						37,405		37.07	450,016
Dion Persson	N/A	135,000	270,000	6,220,000
	2/18/2018				8,221	(5)				450,018
	2/18/2018						37,359		37.07	450,016
	10/23/2018				9,046					400,014
Matthew J. Stevenson	N/A	146,250	292,500	6,220,000
	2/18/2018				10,793					400,040
	2/18/2018						33,248		37.07	400,008
Mary Kay Wegner	N/A	138,125	276,250	6,220,000
	2/18/2018				7,308	(5)				400,040
	2/18/2018						33,248		37.07	400,008
Rexford J. Tibbens	N/A	N/A	300,000	6,220,000
	5/15/2018				16,369	(6)(7)				625,031
	5/15/2018						87,122	(6)	38.19	1,000,008
	5/15/2018				26,191	(6)				1,000,038
	5/15/2018						54,452	(6)(7)	38.19	625,014

(1)
Represents the calculation of the annual bonus under the EABP.

(2)
Represents RSUs that will vest in equal installments on the first three anniversaries of the grant date, assuming continued service.

(3)
All figures have been adjusted as a result of the spin-off of Frontdoor effective October 1, 2018.

(4)
Represents nonqualified stock options that will vest in equal installments on the first four anniversaries of the grant date, assuming continued service.

(5)
In conjunction with the spin-off of Frontdoor, Mr. Persson and Ms. Wegner elected to receive RSUs in both ServiceMaster and Frontdoor. The figures listed represent only the RSUs in ServiceMaster. They also hold the following RSUs in Frontdoor: Mr. Persson (4,110) and Ms. Wegner (3,654). The RSUs in both ServiceMaster and Frontdoor have the same vesting provisions as the original award.

(6)
RSU and stock option awards for Mr. Tibbens, while originally granted as ServiceMaster RSUs and stock options, have been converted into RSUs and stock options of Frontdoor as result of the spin-off of Frontdoor.

(7)
The RSUs and stock options have vesting dates beginning on February 18, 2019, with RSUs continuing to vest on February 18, 2020 and 2021, respectively, and stock options continuing to vest on February 18, 2020, 2021 and 2022, respectively.

(8)
The amounts in this column reflect the aggregate grant date fair value of options and RSUs detailed in the prior columns. The assumptions used in the valuation of stock options and RSU awards are disclosed in the Stock-Based Compensation footnote to the audited financial statements included in Item 8 of the 2018 Form 10-K.

Employment Arrangements

Employment Agreement with Mr. Varty

        On July 26, 2017, we announced that Nikhil M. Varty had been elected to serve as our CEO pursuant to an employment agreement with us. Mr. Varty's employment agreement is initially for a term of three years subject to automatic one year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Varty received an initial annual base salary of $1 million and a target annual incentive bonus opportunity of 100 percent of his base salary. Mr. Varty's employment agreement provides for corporate housing through the first anniversary of his hire date and the reimbursement of reasonable weekly commuting expenses between Detroit, Michigan and Memphis, Tennessee through the first anniversary of his hire date. Mr. Varty's employment agreement provides for annual long-term equity awards with a grant value equal to 350 percent of his base salary for 2018 and 2019. Mr. Varty's employment agreement also provides for severance benefits as described below under "Potential Payments Upon Termination or Change in Control." A failure by us to renew the agreement will constitute a termination of Mr. Varty's employment without cause for purposes of his severance benefits.

Employment Agreement with Mr. Tibbens

        On May 15, 2018, Mr. Tibbens was hired as the President and CEO of AHS in anticipation of the spin-off of AHS pursuant to an employment agreement. Mr. Tibbens' employment agreement is initially for a term of four years subject to automatic one year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Tibbens received an initial annual base salary of $800,000 and a target annual incentive bonus opportunity of 100 percent of his base salary. Mr. Tibbens' employment agreement also provides for severance benefits, which have not been executed as he continues as the President and CEO of Frontdoor, a publicly traded company, following the spin-off of AHS.

Equity Awards

        As noted in the Compensation Discussion and Analysis, on February 18, 2018, the Compensation Committee approved the grant of the equity awards set forth in the table below to our NEOs. The stock options are scheduled to vest and become exercisable in equal annual installments on the first four anniversaries of the grant date, subject to the NEO's continued employment with the Company. The stock options awarded on February 18, 2018 have an exercise price of $37.07 per share. The Compensation Committee also approved RSUs that vest in equal annual installments on the first three anniversaries of the grant date, subject to the NEO's continue employment with the Company. The Compensation Committee approved stock options and RSUs for Mr. Tibbens as part of his employment agreement. These awards were approved with a grant date of May 15, 2018. The stock options awarded to Mr. Tibbens are scheduled to vest and become exercisable in equal annual installments on the first four anniversaries of the grant date for one grant, with a second stock option grant vesting and becoming exercisable in equal installments beginning on February 18, 2019 and the next three anniversaries of the February 18 initial vest date, subject to his continued employment with the Company. The stock options awarded on May 15, 2018 have an exercise price based on a Frontdoor stock price of $38.19 per share. Mr. Tibbens also received two RSU awards. The first will vest in equal installments on the first three anniversaries of the grant date, and the second award will vest in three equal annual installments beginning on February 18, 2019 and the next two anniversaries of the February 18 initial vest date. Mr. Persson also received an additional RSU award on October 23,

2018 to recognize his efforts leading activities for the spin-off of AHS and for his leadership in developing the Company's long-term and merger and acquisition strategy.

Named Executive Officer	Number of Stock Options	Number of RSUs
Nikhil M. Varty	145,459	47,216
Anthony D. DiLucente	37,405	12,141
Dion Persson(1)	37,359	17,267
Matthew J. Stevenson	33,248	10,793
Mary Kay Wegner(1)	33,248	7,308
Rexford J. Tibbens(2)	141,574	42,560

(1)
Mr. Persson and Ms. Wegner elected to receive RSUs in Frontdoor as well as maintaining the original number of RSUs in ServiceMaster in connection with the spin-off of Frontdoor.

(2)
These awards converted to Frontdoor equity awards as of October 1, 2018

        All stock options, restricted shares and RSUs currently held by the NEOs are shown in the "Outstanding Equity Awards at Fiscal Year End (2018)" table below.

        The Omnibus Incentive Plan and an employee stock option agreement govern each option award and provide, among other things, that the options vest in equal installments on the first four anniversaries of the grant dates, subject to continued employment through each applicable vesting date. The Omnibus Incentive Plan and an RSU award agreement govern each RSU award and provide, among other things, that the RSUs generally vest in equal installments on the first three anniversaries of the grant dates, subject to continued employment through each applicable vesting date. Holders of RSUs have no rights as stockholders, including voting rights. Holders of RSUs are, however, entitled to dividend equivalents if a dividend is declared on our common stock. See "Potential Payments Upon Termination or Change in Control" below for information regarding the cancellation or acceleration of vesting of stock options and RSUs upon certain terminations of employment or a change in control.

Outstanding Equity Awards at Fiscal Year End (2018)

		Option Awards					Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)		Market Value of Units of Stock That Have Not Vested ($)(3)
Nikhil M. Varty	7/26/2017	37,012	111,037		28.56	7/26/2027			—
	2/18/2018	0	145,459		37.07	2/18/2028	47,216		1,734,716
Anthony D. DiLucente	1/24/2017	—	—		—	—	6,558		240,941
	2/20/2017	11,208	33,624		26.01	2/20/2027
	2/18/2018	0	37,405		37.07	2/18/2028	12,141		446,060
Dion Persson	2/18/2018	0	37,359		37.07	2/18/2028	8,221	(4)	302,040
	10/22/2018	—	—		—	—	9,046		332,350
Matthew J. Stevenson	10/23/2017	—	—		—	—	6,890		253,139
	2/18/2018	0	33,248		37.07	2/18/2028	10,793		396,535
Mary Kay Wegner	2/22/2016	6,119	12,237		26.81	2/22/2026	—		—
	11/29/2016						2,151	(4)	79,028
	2/20/2017	10,508	31,522		26.01	2/20/2027	—		—
	2/18/2018	0	33,248		37.07	2/18/2028	7,308	(4)	268,496
Rexford J. Tibbens	5/15/2018	0	87,122	(5)	38.19	5/15/2028	26,191	(5)	696,943
	5/15/2018	0	54,452	(5)	38.19	5/15/2028	16,369	(5)	435,579

(1)
Represents options to purchase shares of common stock granted under the Omnibus Incentive Plan. Options become exercisable on the basis of passage of time and continued employment over a four-year period, with one-fourth becoming exercisable on each anniversary following the grant date.

(2)
Represents RSUs to be settled in common stock granted under the Omnibus Incentive Plan.

(3)
Fair market value as of December 31, 2018 of $36.74 per share for ServiceMaster and, in the case of Mr. Tibbens, $26.61 for Frontdoor.

(4)
In conjunction with the spin-off of AHS, Mr. Persson and Ms. Wegner elected to receive RSUs in both ServiceMaster and Frontdoor. The figures listed represent only the RSUs in ServiceMaster. They also hold the following RSUs in Frontdoor: Mr. Persson (4,110) and Ms. Wegner (1,076 and 3,654). The RSUs in both ServiceMaster and Frontdoor have the same vesting provisions as the original award.

(5)
RSU and stock option awards for Mr. Tibbens, while originally granted as ServiceMaster RSUs and stock options, have been converted into RSUs and stock options in Frontdoor as a result of the spin-off of AHS.

Option Exercises and Stock Vested (2018)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Nikhil M. Varty	—	—	70,028	2,917,191
Anthony D. DiLucente	—	—	19,038	781,780
Dion Persson(3)	—	—	8,482	356,244
Matthew J. Stevenson	—	—	3,455	151,821
Mary Kay Wegner(3)	—	—	19,612	788,793
Rexford J. Tibbens	—	—	—	—

(1)
Reflects the vesting of RSUs in 2018. Messrs. Varty, DiLucente, Persson and Stevenson and Ms. Wegner elected to surrender a portion of the shares that settled upon vesting of the RSUs to satisfy tax withholding obligations, resulting in net shares of 48,616, 12,604, 5,027, 2,562 and 11,686, respectively.

(2)
The figures in this column represent the number of RSUs vesting multiplied by the fair market value of Company stock on the date of vesting.

(3)
Mr. Persson and Ms. Wegner also received also acquired shares of Frontdoor stock upon the vesting of RSUs for which they had elected to receive RSU awards in both ServiceMaster and Frontdoor. Mr. Persson had 4,241 RSUs of Frontdoor vest with a value realized on vesting of $173,881 and surrendered 1,636 shares to satisfy tax withholding obligations. Ms. Wegner had 6,113 RSUs of Frontdoor vest with a value realized upon vesting of $230,789 and surrendered 2,376 shares to satisfy tax withholding obligations.

Nonqualified Deferred Compensation Plans

        The table below sets forth information regarding the NEO's deferred compensation. Messrs. DiLucente and Stevenson participated in the DCP during 2018. Details are listed on the following table.

Nonqualified Deferred Compensation (2018)

Named Executive Officer	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Nikhil M. Varty	—	—	—	—	—
Anthony D. DiLucente	278,125	—	(14,595)	—	538,766
Dion Persson	—	—	—	—	—
Matthew J. Stevenson	54,844	—	(2,600)	—	63,936
Mary Kay Wegner	—	—	—	—	—
Rexford J. Tibbens	—	—	—	—	—

(1)
Amounts shown in this column for Messrs. DiLucente and Stevenson are included in the Summary Compensation Table as 2018 Salary and Non-Equity Incentive Plan Compensation.

(2)
Matching contributions to the DCP were not made in 2018.

(3)
The amounts in this column do not represent above-market or preferential earnings and therefore are not included in the Summary Compensation Table.

Deferred Compensation Programs

        The DCP is a nonqualified deferred compensation plan designed to afford certain highly compensated employees the opportunity to defer up to 75 percent of their compensation on a pre-tax basis. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the DCP. The Company, in its sole discretion, may make matching contributions, based on the amounts that are deferred by employees pursuant to the DCP, but did not choose to make matching contributions for 2018. Distributions are paid at the time elected by the participant in accordance with the DCP.

        The DCP is not currently funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts due under the DCP. All plan assets are held in trust and are considered general assets of the Company. When such payments are due, the cash will be distributed from the DCP's trust.

Potential Payments Upon Termination or Change in Control

Severance Benefits for NEOs

        Unless modified by separate agreement, and except as described below, upon a termination of employment for any reason, we have no obligation to pay any prospective amounts or provide any benefits to our NEOs. Our obligations will consist of those obligations accrued at the date of termination, including payment of earned salary, vacation, reimbursement of expenses and obligations that may otherwise be payable in the event of death or disability.

        For the purpose of the following discussion, "cause" means a material breach by the executive of the duties and responsibilities of the executive (other than as a result of incapacity due to physical or mental illness) that is demonstrably willful and deliberate on the executive's part, committed in bad faith or without reasonable belief that such breach is in our best interests and not remedied in a reasonable period of time after receipt of written notice from us specifying such breach; or the commission by the executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by the executive that materially and adversely affects our business affairs or reputation. The NEOs' agreements described below also include in the definition of "cause": any failure by the executive to cooperate with any investigation or inquiry into the executive's business practices, whether internal or external, including, but not limited to, the executive's refusal to be deposed or to provide testimony at any trial or inquiry.

        Upon each executive's death or disability, we will pay to the executive (or his or her executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; plus if the date of termination is after June 30 of a fiscal year, a prorated bonus through his date of termination (determined based on the target bonus, in the event of retirement or death, or actual accomplishment, in the event of disability).

Mr. Varty

        Mr. Varty's employment agreement provides that if we were to terminate Mr. Varty's employment without cause, or Mr. Varty terminates his employment for good reason, he would receive: (1) continued payment of his monthly base salary for 24 months following the date of termination; (2) reimbursement of COBRA premiums paid by him for 18 months following the date of termination (and reimbursement of COBRA premiums for up to an additional 6 months following the end of the original 18 month period to the extent that Mr. Varty and his dependents have not obtained coverage from a subsequent employer); (3) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; (4) a prorated bonus through his date of termination; and (5) an amount equal to two times his average annual bonus paid or payable to Mr. Varty with respect to the two fiscal years immediately preceding the date of termination or, if Mr. Varty has not received an annual bonus for either or both of those fiscal years immediately preceding the date of termination, with such average to be calculated using his target annual bonus for such year or years, as applicable. Payments of Mr. Varty's severance benefits are subject to Mr. Varty signing a general release of claims. Mr. Varty is also subject to covenants not to compete or solicit for two years following termination and an indefinite covenant not to disclose confidential information. Upon Mr. Varty's retirement, death or disability, we shall pay to Mr. Varty (or his executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid, plus a prorated bonus through his date of termination. The treatment of equity awards granted to Mr. Varty is described below under the "MSIP and Omnibus Incentive Plan" section.

Mr. Tibbens

        Mr. Tibbens' employment agreement provides he will receive: (1) continued payment of his monthly base salary, at the rate in effect immediately prior to the Date of Termination, for 12 months following the Date of Termination; provided that such payment period shall be for 24 months following the date of termination if the date of termination is prior to January 1, 2020; (2) a lump sum payment equal to Mr. Tibbens' target bonus; (3) to the extent not already vested by their terms on or prior to such date of termination, the Sign-On RSUs will become immediately vested on the date of termination; and (4) the annual bonus earned for the 2018 fiscal year.

Severance Arrangements with Other NEOs

        We have not historically offered severance agreements or change in control agreements to newly hired executive officers. Messrs. DiLucente, Persson and Stevenson and Ms. Wegner are covered under our standard severance practices and guidelines. As an officer who reports directly to our CEO, he or she is eligible to receive severance if terminated without cause (as defined in "Potential Payments Upon Termination or Change in Control—Severance Benefits for NEOs"). Under our practice for executive officers as in effect as of December 31, 2018, in the event of such termination, an amount equal to one times base salary plus target bonus for the year of termination is paid out generally in monthly installments over a period of 12 months, and, if termination occurs after June 30 of a year, a prorated portion of the bonus earned under the AIP would be payable to the terminated executive at the same time as annual bonuses are paid to other executives for the applicable year, subject to execution of a general release and observing covenants not to compete, solicit, nor disclose confidential information. The Compensation Committee adopted severance guidelines in July 2018 that provide for enhanced severance payments to executive officers in the event of a change in control and subsequent termination from the acquiring company within 24 months of the change in control, a "double trigger provision." The guidelines provide for the payment of two times annual salary and target bonus upon the termination following a change in control.

Omnibus Incentive Plan

        If an executive's employment is terminated by us for "cause" (as defined in the Omnibus Incentive Plan) all options (vested and unvested), unvested RSUs, unvested restricted stock and unvested performance RSUs are immediately cancelled.

        If an executive's employment is terminated by us without "cause" or if the executive voluntarily terminates his employment for any reason, all unvested options, RSUs and PSUs immediately terminate. Upon such a termination, the executive may exercise vested options before the first to occur of (1) the three month anniversary of the executive's termination of employment, (2) the expiration of the options' normal term, after which date such options are cancelled or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment.

        If an executive's employment terminates by reason of death or disability, all unvested options will vest, and all options will remain exercisable until the first to occur of (1) the one year anniversary of the executive's date of termination, (2) the expiration of the options' normal term, after which date such options are cancelled or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. RSUs will vest as to the number of RSUs that would have vested on the next anniversary of the grant date (assuming the executive's employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the grant date, if the termination due to death or disability occurs on or prior to the first anniversary of the grant date, or (y) the most recent prior anniversary of the grant date, if the termination due to death or disability occurs after the first anniversary of the grant date, and the denominator of which was 365 for 2018.

        The stock option agreements provide that all then outstanding options (whether vested or unvested) will be cancelled in exchange for a cash payment if we experience a "change in control" (as defined in the Omnibus Incentive Plan), unless the board of directors reasonably determines in good faith that options with substantially equivalent or better terms are substituted for the existing options. Upon a change in control, all RSUs will become vested. For stock option and RSU awards granted April 23, 2018 and later, no cancellation, acceleration of vesting or other payment shall occur with respect to any RSU in connection with a change in control occurring prior to the third anniversary of the grant date, if the administrator reasonably determines prior to the change in control that the executive shall receive an "alternative award" meeting the requirements of the plan; provided, however, that if within two years following a change in control, the executive's employment is involuntarily terminated (other than for cause) or the executive resigns with good reason, at a time when any portion of the alternative award is unvested, the unvested portion of such alternative award shall immediately vest in full and such executive shall be provided with either cash or marketable stock equal to the fair market value of the stock subject to the alternative award on the date of termination. Notwithstanding the plan terms, certain legacy RSU grant agreements provide for accelerated vesting on a change in control occurring prior to vesting.

        Mr. Varty's equity awards (granted in connection with his employment agreement and any other awards granted to Mr. Varty under the Omnibus Incentive Plan) will also vest if he is terminated without cause or resigns for good reason, within 24 months following the signing of a definitive agreement, which if consummated, would result in a change in control.

        The Compensation Committee also has the discretion to accelerate the vesting of options and RSUs at any time.

Payment Upon Retirement, Death, Disability, Qualifying Termination, or Change in Control as of December 31, 2018

        The following table sets forth information regarding the value of payments and other benefits payable by us to each of the NEOs employed by us as of December 31, 2018 in the event of retirement, death, disability, qualifying termination (a termination which qualifies an NEO for severance payments under his employment agreement or offer letter or our general severance policy) or change in control. Except as otherwise noted below, the amounts shown assume termination or change in control effective as of December 31, 2018 and a fair market value of our common stock on December 31, 2018 of $36.74 per share.

Potential Payments Upon Retirement, Death, Disability, Qualifying Termination or Change in Control (2018)

Named Executive Officer	Event	Base Salary and Target Bonus ($)(1)	Payment of Current Year Bonus ($)	Acceleration of Vesting of Stock Options ($)(2)	Acceleration of Vesting of RSUs/Performance RSUs/PSUs ($)(2)	Health & Welfare ($)(3)	Total Payments ($)
Nikhil M. Varty	Retirement	—	890,000	—	—	—	890,000
	Death	—	1,000,000	908,283	502,196	—	2,410,479
	Disability	—	890,000	908,283	502,196	—	2,300,479
	Qualifying Termination	4,000,000	890,000	—	—	65,091	4,955,091
	Change in Control	4,000,000	890,000	908,283	1,734,716	—	7,532,999
Anthony D. DiLucente	Retirement	—	419,123	—	—	—	419,123
	Death	—	362,250	360,786	242,013	—	965,049
	Disability	—	419,123	360,786	242,013	—	1,021,922
	Qualifying Termination	879,750	419,123	—	—		1,298,873
	Change in Control	1,759,500	419,123	360,786	687,001	—	3,226,410
Dion Persson	Retirement	—	300,375	—	—	—	300,375
	Death	—	270,000	0	108,989	—	378,989
	Disability	—	300,375	0	108,989	—	409,364
	Qualifying Termination	720,000	300,375	—	—	—	1,020,375
	Change in Control	1,440,000	300,375	0	634,390	—	2,374,765
Matthew J. Stevenson	Retirement	—	305,663	—	—	—	305,663
	Death	—	292,500	0	139,069	—	431,569
	Disability	—	305,663	0	139,069	—	444,732
	Qualifying Termination	742,500	305,663	—	—	—	1,048,163
	Change in Control	1,485,000	305,663	0	649,673	—	2,440,336
Mary Kay Wegner	Retirement	—	288,405	—	—	—	288,405
	Death	—	276,250	459,744	84,874	—	820,868
	Disability	—	288,405	459,744	84,874	—	833,023
	Qualifying Termination	701,250	288,405	—	—	—	989,655
	Change in Control	1,402,500	288,405	459,744	347,524	—	2,498,173
Rexford J. Tibbens	(4)	(4)	(4)	(4)	(4)	(4)	(4)

(1)
Calculations are based upon the terms previously discussed under Severance Benefits for NEOs.

(2)
As noted above in the sections entitled Omnibus Incentive Plan, upon death or disability, all or portions of unvested stock options and RSUs become vested and exercisable. For RSUs a prorated number of units will vest based on the length of service to the date of death or disability divided by the full number of days in the performance period. Beginning with awards granted in July 2018 and going forward, the Company implemented a "double trigger" acceleration of stock options and RSUs in the event of a change in control. The values in the table were based on a value of $36.74 per share at December 31, 2018 and option exercise prices of $26.01, $26.81, $28.56 and $37.07, as applicable. The price per share in thes footnote has been adjusted to give effect to the spin-off of Frontdoor.

(3)
Represents the amount to be paid for continuation of benefits coverage, based on the coverage carried on December 31, 2018.

(4)
Mr. Tibbens left the Company on September 30, 2018 in conjunction with the spin-off of AHS, therefore, there is no termination data to report effective December 31, 2018.

CEO Pay Ratio

        To determine the CEO pay ratio, we included our global population as of December 31, 2018. We used actual compensation data from the Company's human resource systems for employees in the United States and target compensation for employees outside the United States. We annualized pay for employees, including part-time employees, who commenced work in 2018. Pay for part-time employees who commenced work in 2018 was annualized only to the extent of the part-time hours they would have worked during 2018. We determined our median employee based on this data. We calculated the median base salary and determined that person's total compensation was $47,907 in 2018. Our CEO's annual compensation for 2018 was $5,526,809, including the grant date value of equity awards. As a result, the ratio of CEO pay to median employee pay for 2018 was 115:1.

        The SEC's pay ratio disclosure rules permit the use of estimates, assumptions and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. The resulting pay ratio as calculated in a manner consistent with SEC rules and we believe it constitutes a reasonable estimate. However, as contemplated by SEC rules, we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at ServiceMaster. Other companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

Equity Compensation Plan Information

        The following table contains information, as of December 31, 2018, about the amount of our common shares to be issued upon the exercise of outstanding options, RSUs and DSEs granted under the MSIP and the Omnibus Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by stockholders	1,882,794	$ 29.34	6,661,265
Equity compensation plans not approved by stockholders	—	—	—

Total	1,882,794	$ 29.34	6,661,265

(1)
The figures in this column reflect 1,342,843 stock options, 526,744 RSUs and 13,207 DSEs granted to directors, executives, officers and employees pursuant to the MSIP and Omnibus Incentive Plan.

(2)
Includes 5,817,681 and 843,584 shares that can be issued under the Omnibus Incentive Plan and the ESPP, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 7, 2019 with respect to the ownership of our common stock by:

  •
  each person known to own beneficially more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our NEOs; and

  •
  all of our current executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Percentage computations are based on 136,057,181 shares of our common stock outstanding as of March 7, 2019.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent
T. Rowe Price Associates, Inc.(1)	17,255,484	12.7
Janus Henderson Group plc(2)	15,378,109	11.3
Eaton Vance Management(3)	12,733,355	9.4
The Vanguard Group(4)	11,859,575	8.7
The Growth Fund of America(5)	7,572,514	5.6
Mark E. Tomkins(6)(7)	17,398	*
John B. Corness(6)(7)	8,296	*
Laurie Ann Goldman(6)(7)	7,299	*
Naren K. Gursahaney(6)(7)	6,452	*
Steven B. Hochhauser(6)(7)	3,279	*
Stephen J. Sedita(6)(7)	16,809	*
Nikhil M. Varty(6)(8)	125,847	*
Anthony D. DiLucente (6)(8)	47,512	*
Dion Persson(6)(8)	15,936	*
Matthew J. Stevenson(6)(8)	10,396	*
Mary Kay Wegner(6)(8)	53,192	*
All current directors and executive officers as a group (14 persons)(8)	310,514	*

*
Less than one percent.

(1)
Based on information obtained from a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates"). Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

  Except as may be indicated if this is a joint filing with one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser ("T. Rowe Price Funds"), not more than five percent of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the T. Rowe Price Funds, only the custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid.

  T. Rowe Price Associates, Inc. is a Maryland corporation. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(2)
Based on information obtained from a Schedule 13G/A filed with the SEC by Janus Henderson Group plc ("Janus Henderson"). Janus Henderson has a direct 97.11 percent ownership stake in Intech Investment Management LLC ("Intech") and a direct 100 percent ownership stake in Janus Capital Management LLC ("Janus Capital"), Janus Capital International Limited ("JCIL"), Perkins Investment Management LLC ("Perkins"), Geneva Capital Management LLC ("Geneva"), Henderson Global Investors Limited ("HGIL") and Janus Henderson Investors Australia Institutional Funds Management Limited ("JHGIAIFML") (each an "Asset Manager" and collectively as the "Asset Managers"). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as "Managed Portfolios").

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 14,808,945 shares of ServiceMaster common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JCIL may be deemed to be the beneficial owner of 191,189 shares of ServiceMaster common stock held by such Managed Portfolios. However, JCIL does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Intech may be deemed to be the beneficial owner of 377,975 shares of ServiceMaster common stock held by such Managed Portfolios. However, Intech does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

Janus Henderson Group plc is a Jersey, Channel Islands company with an address of 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)
Based on information obtained from a Schedule 13G filed with the SEC by Eaton Vance Management. The address of Eaton Vance Management is 2 International Place, Boston, MA 02110.

(4)
Based on information obtained from a Schedule 13G/A filed with the SEC by The Vanguard Group. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 61,168 shares of the common stock of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 29,141 shares of the common stock of the Company as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group is a Pennsylvania corporation with an address of 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on information obtained from a Schedule 13G filed with the SEC by The Growth Fund of America. The Growth Fund of America is an investment company, which is advised by Capital Research and Management Company ("CRMC"), is the beneficial owner of 7,572,514 shares of ServiceMaster common stock. CRMC manages equity assets for various investment companies through three divisions, Capital Research Global Investors, Capital World Investors and Capital International Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis. The address of The Growth Fund of America is 6455 Irvine Center Drive, Irvine, CA 92618.

(6)
The business address for these persons is c/o ServiceMaster Global Holdings, Inc., 150 Peabody Place, Memphis, Tennessee 38103.

(7)
Includes DSEs granted to the directors for board service as follows: Messrs. Corness, Gursahaney and Sedita 3,476 DSEs; and Mr. Hochhauser, 2,779 DSEs. Mr. Sedita's DSEs will settle on April 24, 2019, and DSEs for the other directors will settle 30 days after their departure from the board of directors. Each director has represented to the Company that none of the securities owned by him or her have been pledged.

(8)
Includes shares which the current executive officers have the right to acquire prior to May 6, 2019 through the exercise of stock options or vesting of RSUs as follows: Mr. Varty, 73,377 shares; Mr. DiLucente, 31,766 shares; Mr. Persson, 9,339 shares; Mr. Stevenson, 8,313 shares; and Ms. Wegner, 41,565 shares. All current executive officers as a group have the right to acquire 171,624 shares prior to May 6, 2019 through the exercise of stock options or vesting of RSUs. Each executive officer has represented to the Company that none of the securities owned by him or her have been pledged.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10 percent beneficial owners were complied with by such persons, except that Mr. Stevenson inadvertently filed a Form 4 one day late in 2018 due to the demands of his business travel schedule.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our board of directors has approved written policies and procedures with respect to the review and approval of certain transactions between us and a "Related Person," or a "Related Person Transaction," which we refer to as our "Related Person Transaction Policy." Pursuant to the terms of the Related Person Transaction Policy, the board of directors must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, and the legal department will then determine whether it should be submitted to our Audit Committee for consideration.

        For the purposes of the Related Person Transaction Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect interest.

        A "Related Person," as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ServiceMaster or a nominee to become a director of ServiceMaster; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10 percent or more.

        From March until May 2018, Mr. Hochhauser served as interim president of AHS prior to its spin-off and received payments totaling $250,000 for such service. The Board determined, after considering all of the relevant facts and circumstances, that Mr. Hochhauser was independent as defined under NYSE listing standards. Other than Mr. Hochhauser's payment for serving as interim president of AHS, there were no related-party or conflicts of interest transactions between the Company and any of our independent directors that require disclosure under SEC rules.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors. The indemnification agreements provide our directors with contractual rights to indemnification and expense advancement rights.

 REPORT OF THE AUDIT COMMITTEE

        The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for the appointment, retention, termination, compensation, evaluation and oversight of our independent registered public accounting firm. The Audit Committee's function is more fully described in its charter, and a description of its oversight responsibilities is set forth below in Proposal 3.

        Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal controls over financial reporting. Deloitte, our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and to issue a report as a result of such audits. The Audit Committee serves as a focal point for communication among the board of directors and its committees, the independent registered public accounting firm, management and our internal audit function, as the respective duties of such groups, or their constituent members, relate to our financial accounting and reporting and to its internal controls.

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with management and with Deloitte. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2018.

        The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 adopted by the PCAOB regarding "Communications with Audit Committees." The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management's report, and the independent registered public accounting firm's attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from us.

        Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee

Mark E. Tomkins (Chair)
John B. Corness
Laurie Ann Goldman
Naren K. Gursahaney
Steven B. Hochhauser
Stephen J. Sedita

        This Report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year as Class II directors:

  •
  Laurie Ann Goldman

  •
  Steven B. Hochhauser

  •
  Nikhil M. Varty

        If elected, each of these individuals will serve as a Class II director until the 2022 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class II director.

        The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described above in the section entitled "The Board of Directors and Corporate Governance."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS II NOMINEES LISTED ABOVE.

 PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with Section 14A of the Exchange Act, the Company's stockholders are entitled to approve, on an advisory basis, the compensation of our NEOs. This non-binding advisory vote, commonly known as a "Say-on-Pay" vote, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. At the 2018 Annual Meeting, stockholders approved the 2018 Say-on-Pay vote and at the 2015 Annual Meeting approved the advisory vote on the frequency of Say-on-Pay vote for every year. As such, we expect to present a Say-on-Pay vote to stockholders each year.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement (the "CD&A"), the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executives based on our performance. In particular, the Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the NEOs on the strategic, operational and financial performance of the Company and (iii) encourage the NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of near- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs are reasonable and not excessive.

        For these reasons, the board of directors is asking stockholders to vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to the rules of the SEC, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED."

        As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

        As an advisory vote, Proposal 2 is not binding on our board of directors or the Compensation Committee, will not overrule any decisions made by our board of directors or the Compensation Committee or require our board of directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" NON-BINDING ADVISORY APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the board of directors has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and recommends that the stockholders vote for ratification of such selection. Prior to appointing Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit Committee reviewed the performance of Deloitte and made inquiries of management regarding Deloitte's performance. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte for 2019; however, the Audit Committee will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

        Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Evaluation and Oversight Responsibilities

        The Audit Committee evaluates the selection of the independent registered public accounting firm each year. In determining whether to reappoint Deloitte as our independent registered public accounting firm, the Audit Committee considers a number of factors, including:

  •
  Deloitte's historical and recent performance on the Company's audit;

  •
  the quality and efficiency of the services provided by Deloitte;

  •
  an assessment of the firm's professional qualifications, resources and expertise;

  •
  Deloitte's knowledge of the Company's business and industry;

  •
  the quality of the Audit Committee's ongoing communications with Deloitte and of the firm's relationship with the Audit Committee and Company management;

  •
  the quality and efficiency of the services provided by Deloitte, including input from management on Deloitte's performance and how effectively Deloitte demonstrated its independent judgment, objectivity and professional skepticism;

  •
  Deloitte's independence;

  •
  the appropriateness of Deloitte's fees;

  •
  the length of time the firm has served in this role; and

  •
  external data on audit quality and performance, including recent PCAOB reports on Deloitte and peer firms.

Considered together, these factors enable the Audit Committee to evaluate whether the selection of Deloitte as the Company's independent registered public accounting firm, and the retention of Deloitte to perform other services, will contribute to, and enhance, audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company's independent registered public accounting firm is in the best interest of our stockholders.

Review and Assessment of Audit and Related Services

        The Audit Committee has sole and direct responsibility for assessing the overall value, both quality and cost, of the annual audit and related services provided by Deloitte. They actively monitor the engagement through all phases of the process, including approving audit fees and other related fees and assessing overall value delivered. Each year Deloitte makes a proposal of services to be performed and the fees related to such services. The Audit Committee, along with management, engages Deloitte in a negotiation of such fees, consistent with the value of a quality audit. Our Audit Committee members are experienced in the accounting industry and sit on other boards and audit committees, which provides them with competitive insight that allows them to assess the total value derived from the annual audit and related services.

        The following table presents, for 2018 and 2017, fees for professional services rendered by Deloitte for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC's definitions and rules, "audit fees" are fees we paid Deloitte for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; "tax fees"

are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any products and services provided by Deloitte not included in the first three categories.

	2018	2017
Audit Fees(1)	$2,732,700	$3,030,500
Audit-Related Fees(2)	$298,000	$1,530,000
Tax Fees(3)	$276,000	$121,952
All Other Fees	—	—

(1)
Audit fees include fees related to the audit of ServiceMaster and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of ServiceMaster.

(2)
Principally represents fees paid in connection with auditing carve-out financial statements for AHS related to the spin-off transaction, as well as fees paid in connection with a comfort letter issued in connection with debt incurred by AHS prior to the spin-off.

(3)
For 2018 and 2017, includes services rendered in connection with tax planning, compliance and tax return preparation fees.

Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board of directors has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and PCAOB, the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

        All of the services performed by Deloitte during the year ended December 31, 2018 and 2017 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

 OTHER BUSINESS

        The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the accompanying proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

        A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company's offices at 150 Peabody Place, Memphis, TN 38103, for inspection by the stockholders during regular business hours from March 7, 2019 to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.

        Whether or not you expect to attend the Annual Meeting, if you received a proxy card or voting instruction card and choose to vote by mail, please complete, date and sign and promptly return the accompanying card in the provided postage-paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

Michael C. Bisignano
Senior Vice President, General Counsel and Secretary

March 21, 2019

SERVICEMASTER GLOBAL HOLDINGS, INC.

150 Peabody Place
Memphis, TN 38103

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/29/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. SERVICEMASTER GLOBAL HOLDINGS, INC. 150 Peabody Place MEMPHIS, TN 38103 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/29/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For 0 0 0 For 0 0 Against 0 0 0 Against 0 0 Abstain 0 0 0 Abstain 0 0 1A Laurie Ann Goldman 1B Steven B. Hochhauser 1C Nikhil M. Varty The Board of Directors recommends you vote FOR proposals 2. and 3.. 2. To hold a non-binding advisory vote approving executive compensation. 3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000405772_1 R1.0.1.18

ADMISSION TICKET Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com . SERVICEMASTER GLOBAL HOLDINGS, INC. Annual Meeting of Shareholders April 30, 2019 2:00 PM local time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoints Anthony D. DiLucente and Michael C. Bisignano, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SERVICEMASTER GLOBAL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at Marriott Milwaukee West Hotel, located at W 231 N 1600 Corporate Court, Waukesha, WI 53186 on April 30, 2019 at 2:00 PM, local time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000405772_2 R1.0.1.18